                                                                       EXHIBIT L


          -------------------------------------------------------------

                                PRIMARY AGREEMENT

                            dated as of May 30, 2001

                                     between

                              ECO TELECOM LIMITED,

                             TELENOR EAST INVEST AS

                                       and

                OPEN JOINT STOCK COMPANY "VIMPEL-COMMUNICATIONS",

                                as the Purchasers

                                       and

                 CLOSED JOINT STOCK COMPANY "VIMPELCOM-REGION",

                                  as the Issuer

          with respect to shares of Common Stock and Preferred Stock of

                  CLOSED JOINT STOCK COMPANY "VIMPELCOM-REGION"

          -------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                                            PAGE NOS
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
ARTICLE I - DEFINITIONS AND INTERPRETATION.............................................................         1

   1.01     DEFINITIONS................................................................................         1
   1.02     INTERPRETATIONS............................................................................        20

ARTICLE II - SALE OF SHARES AND CLOSINGS; GRANT OF OPTIONS.............................................        21

   2.01     FIRST CLOSING..............................................................................        21
   2.02     SECOND CLOSING.............................................................................        22
   2.03     THIRD CLOSING..............................................................................        26
   2.04     SECOND CLOSING PURCHASE OPTIONS............................................................        30
   2.05     THIRD CLOSING PURCHASE OPTIONS.............................................................        34
   2.06     EFFECT OF ECO TELECOM CONTRIBUTION DEFAULT ON PURCHASE OPTIONS; DEEMED BREACH..............        38
   2.07     PREFERRED STOCK............................................................................        38
   2.08     REDISTRIBUTION OF PREFERRED STOCK AT THE SECOND CLOSING....................................        39
   2.09     REDISTRIBUTION OF PREFERRED STOCK AT THE THIRD CLOSING.....................................        40
   2.10     REDISTRIBUTION OF PREFERRED STOCK UPON EXERCISE OF VIP-R CALL  OPTION......................        40
   2.11     CONVERSION OF PREFERRED STOCK; FURTHER ASSURANCES..........................................        41
   2.12     CALL RIGHT ON PREFERRED STOCK..............................................................        42
   2.13     NON-TRANSFERABILITY OF PREFERRED STOCK.....................................................        42

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF ISSUER.................................................        42

   3.01     ORGANIZATION OF THE ISSUER.................................................................        43
   3.02     AUTHORITY..................................................................................        43
   3.03     CHARTER CAPITAL OF ISSUER..................................................................        43
   3.04     NO CONFLICTS...............................................................................        45
   3.05     GOVERNMENTAL APPROVALS AND FILINGS.........................................................        45
   3.06     COMPLIANCE WITH SECURITIES LAWS............................................................        46
   3.07     SUBSIDIARIES OF THE ISSUER.................................................................        46
   3.08     BOOKS AND RECORDS..........................................................................        46
   3.09     FINANCIAL STATEMENTS.......................................................................        46
   3.10     NO UNDISCLOSED INDEBTEDNESS, LIENS AND LIABILITIES.........................................        47
   3.11     COMPLIANCE WITH LAWS AND ORDERS............................................................        47
   3.12     LICENSES...................................................................................        47
   3.13     INVESTMENTS................................................................................        48
   3.14     BROKERS....................................................................................        48

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF PURCHASERS..............................................        48

   4.01     ORGANIZATION; ABILITY TO CONSUMMATE TRANSACTIONS...........................................        48
   4.02     AUTHORITY..................................................................................        48
   4.03     NO CONFLICTS...............................................................................        49
   4.04     GOVERNMENTAL APPROVALS AND FILINGS.........................................................        49
   4.05     LEGAL PROCEEDINGS..........................................................................        50
   4.06     BROKERS....................................................................................        50
   4.07     INVESTMENT INTENT..........................................................................        50


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
   4.08     STATUS OF EACH PURCHASER...................................................................        50
   4.09     NO KNOWLEDGE OF BREACH.....................................................................        51
   4.10     INDEPENDENT INVESTIGATION..................................................................        51

ARTICLE V - COVENANTS OF THE ISSUER....................................................................        51

   5.01     REGULATORY AND OTHER APPROVALS.............................................................        51
   5.02     DELIVERY OF INFORMATION....................................................................        51
   5.03     FULFILLMENT OF CONDITIONS..................................................................        52
   5.04     FURTHER ASSURANCES.........................................................................        52
   5.05     USE OF PROCEEDS............................................................................        52
   5.06     ISSUANCE OF SHARES.........................................................................        52
   5.07     TRANSACTIONS WITH AFFILIATES...............................................................        52
   5.08     COOPERATION WITH VIP AUDIT; ACCOUNTING CONTROLS; NON-DISCLOSURE OF INFORMATION.............        53
   5.09     REQUIRED DISCLOSURE BY VIP CONCERNING ISSUER...............................................        53
   5.10     COMPLIANCE WITH INDENTURE..................................................................        54
   5.11     TELECOM LICENSES...........................................................................        54
   5.12     COVENANTS UNDER VIP PRIMARY AGREEMENT......................................................        54
   5.13     CONTRACT PROVISION REGARDING CANCELLATION OF PREFERRED STOCK...............................        54

ARTICLE VI - NOTICE AND CURE...........................................................................        54


ARTICLE VII - COVENANTS OF THE PURCHASERS..............................................................        55

   7.01     REGULATORY AND OTHER APPROVALS.............................................................        55
   7.02     DELIVERY OF INFORMATION....................................................................        55
   7.03     FULFILLMENT OF CONDITIONS..................................................................        55
   7.04     FURTHER ASSURANCES.........................................................................        56

ARTICLE VIII - ADDITIONAL COVENANTS....................................................................        56

   8.01     REIMBURSEMENT OF CERTAIN TAX LIABILITIES...................................................        56
   8.02     REPAYMENT OF LOANS TO VIP..................................................................        56
   8.03     TRADEMARK LICENSE COVENANT.................................................................        56
   8.04     VIP/ECO TELECOM SHARE PURCHASE AGREEMENT...................................................        57
   8.05     CERTAIN INFORMATION........................................................................        57

ARTICLE IX - CONDITIONS PRECEDENT TO OBLIGATIONS OF VIP AND ISSUER FOR FIRST CLOSING...................        57

   9.01     CONDITIONS PRECEDENT TO OBLIGATIONS OF VIP FOR FIRST CLOSING...............................        57
   9.02     CONDITIONS PRECEDENT TO OBLIGATIONS OF ISSUER FOR FIRST CLOSING............................        57

ARTICLE X - CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASERS AND ISSUER FOR SECOND CLOSING............        57

   10.01    CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASERS FOR SECOND CLOSING.......................        57
   10.02    CONDITIONS PRECEDENT TO OBLIGATIONS OF ISSUER FOR SECOND CLOSING...........................        58

ARTICLE XI - CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASERS AND ISSUER FOR THIRD CLOSING,
ADDITIONAL CLOSINGS AND PREFERRED STOCK CLOSING .......................................................        59

   11.01    CONDITIONS PRECEDENT TO OBLIGATIONS FOR THIRD CLOSING......................................        59
   11.02    CONDITIONS PRECEDENT TO OBLIGATIONS FOR ADDITIONAL CLOSINGS................................        60
   11.03    CONDITIONS PRECEDENT TO OBLIGATIONS FOR PREFERRED STOCK CLOSING............................        60

ARTICLE XII - SURVIVAL OF REPRESENTATIONS AND WARRANTIES...............................................        60

   12.01    SURVIVAL OF ISSUER REPRESENTATIONS AND WARRANTIES..........................................        60
   12.02    SURVIVAL OF PURCHASERS, REPRESENTATIONS AND WARRANTIES.....................................        61

ARTICLE XIII - INDEMNIFICATION.........................................................................        61

   13.01    INDEMNIFICATION............................................................................        61
   13.02    DETERMINATION OF LOSSES....................................................................        62
   13.03    LIMITATIONS ON LIABILITY...................................................................        62
   13.04    OTHER INDEMNIFICATION PROVISIONS...........................................................        64

ARTICLE XIV - TERMINATION..............................................................................        64

   14.01    TERMINATION................................................................................        64
   14.02    EFFECT OF TERMINATION......................................................................        64

ARTICLE XV - MISCELLANEOUS.............................................................................        65

   15.01    NOTICES....................................................................................        65
   15.02    ENTIRE AGREEMENT...........................................................................        68
   15.03    EXPENSES...................................................................................        68
   15.04    PUBLIC ANNOUNCEMENTS.......................................................................        69
   15.05    CONFIDENTIALITY............................................................................        69
   15.06    WAIVER; ENFORCEMENT OF RIGHTS..............................................................        70
   15.07    AMENDMENT..................................................................................        70
   15.08    OBLIGATIONS OF PURCHASERS SEVERAL; NO THIRD PARTY BENEFICIARY..............................        70
   15.09    NO ASSIGNMENT; BINDING EFFECT..............................................................        70
   15.10    HEADINGS...................................................................................        70
   15.11    ARBITRATION; CONSENT TO JURISDICTION; SERVICE OF PROCESS; WAIVER OF
            SOVEREIGN IMMUNITY................ ........................................................        71
   15.12    INVALID PROVISIONS.........................................................................        72
   15.13    GOVERNING LAW..............................................................................        73
   15.14    COUNTERPARTS...............................................................................        73

                                    EXHIBITS




EXHIBIT A - FORM OF SUPPLEMENTAL AGREEMENTS

EXHIBIT B - FORM OF SECOND AND THIRD CLOSING DISCLOSURE LETTERS

EXHIBIT C - FORM OF SECOND AND THIRD CLOSING OPTION WAIVER NOTICES

EXHIBIT D - BUSINESS PLAN

EXHIBIT E - FORM OF FUTURE TRADEMARK LICENSE AGREEMENT

EXHIBIT F - VIP/ECO TELECOM SHARE PURCHASE AGREEMENT

EXHIBIT G - FORM OF VIP OFFICER'S CERTIFICATE TO BE DELIVERED AT SECOND CLOSING

EXHIBIT H - FORM OF VIP OFFICER'S CERTIFICATE TO BE DELIVERED AT THIRD CLOSING

                                    SCHEDULES


SCHEDULE 1.01(A)               PERSONS WITH ACTUAL KNOWLEDGE

SCHEDULE 1.01(B)               PURCHASERS' DESIGNEES FOR ELECTION TO THE BOARD

SCHEDULE 1.01(C)               PER SHARE PRICE

SCHEDULE 1.01(D)               LIST OF TRADEMARK LICENSE AGREEMENTS

SCHEDULE 2.01(a)(i)            FORM OF FIRST CLOSING INDIVIDUAL SHARE PURCHASE AGREEMENT

SCHEDULE 2.01(b)               FIRST CLOSING VIP PURCHASE PRICE

SCHEDULE 2.02(a)(i)            FORM OF SECOND CLOSING ECO TELECOM INDIVIDUAL SHARE PURCHASE AGREEMENT

SCHEDULE 2.02(a)(ii)           FORM OF SECOND CLOSING VIP INDIVIDUAL SHARE PURCHASE AGREEMENT

SCHEDULE 2.02(a)(iii)          FORM OF SECOND CLOSING TELENOR INDIVIDUAL SHARE PURCHASE AGREEMENT

SCHEDULE 2.02(b)(i)            SECOND CLOSING ECO TELECOM PURCHASE PRICE

SCHEDULE 2.03(a)(i)            FORM OF THIRD CLOSING ECO TELECOM INDIVIDUAL SHARE PURCHASE AGREEMENT

SCHEDULE 2.03(a)(ii)           FORM OF THIRD CLOSING VIP INDIVIDUAL SHARE PURCHASE AGREEMENT

SCHEDULE 2.03(a)(iii)          FORM OF THIRD CLOSING TELENOR INDIVIDUAL SHARE PURCHASE AGREEMENT

SCHEDULE 2.03(b)(i)            THIRD CLOSING ECO TELECOM PURCHASE PRICE

SCHEDULE 2.07(a)               FORM OF PREFERRED STOCK PURCHASE AGREEMENT

SCHEDULE 3.03(h)               OUTSTANDING OPTIONS

SCHEDULES 3.04(b)              ISSUER THIRD PARTY CONSENTS

SCHEDULES 3.04(c)              ISSUER REGULATORY CONSENT AND APPROVALS

SCHEDULE 3.07(a)               ISSUER SUBSIDIARIES

SCHEDULE 3.08(a)               GMS AND BOARD PROTOCOLS OF ISSUER

SCHEDULE 3.08(b)               SHARE REGISTER OF ISSUER AND LIST OF SHAREHOLDERS OF SUBSIDIARIES

SCHEDULE 3.08(c)               LOCATION OF SHARE REGISTER, TELECOM LICENSES AND ACCOUNTING RECORDS

SCHEDULE 3.09                  FINANCIAL STATEMENTS

SCHEDULE 3.10                  UNDISCLOSED INDEBTEDNESS, LIENS AND LIABILITIES

SCHEDULE 3.12(a)               POSSESSION OF LICENSES

SCHEDULE 3.12(b)               PERFORMANCE OF OBLIGATIONS UNDER LICENSES/REVOCATIONS

SCHEDULE 3.12(c)               LICENSE RESTRICTIONS

SCHEDULE 3.13                  INVESTMENTS

SCHEDULE 3.14                  ISSUER BROKERS

SCHEDULE 4.02                  VIP SHAREHOLDER APPROVAL REQUIRED

SCHEDULE 4.03(b)(i)            ECO TELECOM REGULATORY CONSENTS AND APPROVALS

SCHEDULE 4.03(b)(ii)           VIP REGULATORY CONSENTS AND APPROVALS

SCHEDULE 4.03(b)(iii)          TELENOR REGULATORY CONSENTS AND APPROVALS

SCHEDULE 4.03(c)               VIP THIRD PARTY CONSENTS

SCHEDULE 4.06                  PURCHASERS' BROKERS

SCHEDULE 5.08                  INFORMATION NOT TO BE DISCLOSED BY VIP-R

SCHEDULE 5.13                  CONTRACT PROVISION REGARDING CANCELLATION OF PREFERRED STOCK

SCHEDULE 8.01                  CERTAIN EXPENSES AND VAT

SCHEDULE 8.01(b)               CERTAIN TAX LIABILITIES

SCHEDULE 8.02                  LOAN AGREEMENTS AND OTHER ARRANGEMENTS

         PRIMARY AGREEMENT dated as of May 30, 2001 between ECO TELECOM LIMITED, a company organized and existing under the Laws of Gibraltar ("ECO TELECOM"), TELENOR EAST INVEST AS, a company organized and existing under the Laws of Norway ("TELENOR"), OPEN JOINT STOCK COMPANY "VIMPEL-COMMUNICATIONS", an open joint stock company organized and existing under the Laws of the Russian Federation ("VIP" and together with Eco Telecom and Telenor, the "PURCHASERS") and CLOSED JOINT STOCK COMPANY "VIMPELCOM-REGION", a closed joint stock company organized and existing under the Laws of the Russian Federation (the "ISSUER").


                                   WITNESSETH:

         WHEREAS, the Issuer currently is a wholly-owned subsidiary of VIP;

         WHEREAS, VIP and the Issuer desire to enter into a strategic relationship with Eco Telecom for the purpose, among other things, of accelerating the development, through the Issuer, of VIP's regional GSM license portfolio;

         WHEREAS, the Issuer desires to issue and to sell, and each of VIP and Eco Telecom desires to subscribe for and purchase, shares of Common Stock, on the terms and subject to the conditions set forth in this Agreement;

         WHEREAS, the Issuer desires to grant to each of VIP and Telenor an option to subscribe for and purchase shares of Common Stock, on the terms and subject to the conditions set forth in this Agreement; and

         WHEREAS, the Issuer desires to issue and sell, and Eco Telecom desires to subscribe for and purchase, shares of Preferred Stock, on the terms and subject to the conditions (including conditions regarding the subsequent repurchase of such shares of Preferred Stock) set forth in this Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                   ARTICLE I - DEFINITIONS AND INTERPRETATION

1.01     Definitions

         As used herein, the following terms shall have the following meanings:

         "ACCOUNT BANK" shall mean Citibank T/O (OOO), as account bank under the Account Bank and Overdraft Agreement.

         "ACCOUNT BANK AND OVERDRAFT AGREEMENT" shall mean the Account Bank and Overdraft Agreement, dated the date hereof, by and among the Issuer, VIP, Eco Telecom and the Account Bank.

         "ACTIONS OR PROCEEDINGS" shall mean any action, suit, proceeding or arbitration commenced, brought, conducted or heard by or before any Governmental or Regulatory Authority.

         "ACTUALLY KNOWN TO SUCH PURCHASER" shall mean, with respect to each Purchaser, to the knowledge and belief of the Persons specified immediately below the name of such Purchaser on Schedule 1.01(A), except that for purposes of Sections 2.04 and 2.05, such phrase shall have the respective meanings set forth in Section 2.04(e)(iii) and 2.05(e)(iii).

         "ADDITIONAL CLOSINGS" shall mean the Additional Second Closings and the Additional Third Closings.

         "ADDITIONAL CLOSINGS SHARES" shall mean the number of shares of Common Stock that VIP and/or Telenor, as the case may be, may purchase pursuant to Sections 2.04(e), 2.04(g), 2.05(e) and 2.05(g).

         "ADDITIONAL SECOND CLOSINGS" shall mean the consummation of the sale of Common Stock to Telenor or VIP, as the case may be, pursuant to Sections 2.04(e) and 2.04(g).

         "ADDITIONAL THIRD CLOSINGS" shall mean the consummation of the sale of Common Stock to Telenor or VIP, as the case may be, pursuant to Sections 2.05(e) and 2.05(g).

         "ADDITIONAL CLOSINGS PURCHASE PRICE" shall mean the aggregate cash amount, if any, paid by VIP or Telenor, as the case may be, at the Additional Closings.

         "AFFILIATE" shall mean, with respect to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person, including, if such Person is an individual, any relative or spouse of such Person, or any relative of such Person's spouse, any one of whom has the same home as such Person, and also including any trust or estate for which any such Person or Persons specified herein, directly or indirectly, serves as a trustee, executor or in a similar capacity (including, without limitation, any protector or settlor of a trust) or in which any such Person or Persons identified herein, directly or indirectly, has a substantial beneficial interest and any Person who is controlled by any such trust or estate. As used in this definition, "CONTROL" (including, with its correlative meanings, "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") shall mean, with respect to any Person, the possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by Contract or otherwise) of such Person.

         "AGREEMENT" shall mean this Primary Agreement, the Disclosure Letters, the Exhibits and the Schedules hereto and the certificates delivered in accordance with Article VIII and Article IX.

         "ALFA BANK GUARANTEE" shall mean the Guarantee, dated as of the date hereof, executed and delivered by OAO Alfa Bank, as guarantor, in favor of VIP, as beneficiary.

         "APPLICABLE RATE" shall mean the rate of interest from time to time announced by J.P. Morgan Chase & Co. as its prime commercial lending rate.

         "ASSETS AND PROPERTIES" shall mean, with respect to any Person, all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, used, operated, owned or leased by such Person, including, without limitation, cash, cash equivalents, Investments, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and Intellectual Property.

         "BEE LINE FUND" shall mean "Bee Line" Non-Profit Fund (known in Russian and formerly known in English as the Fund for Non-Commercial Programs "Bee Line"), a nonprofit organization organized and existing under the Laws of the Russian Federation.

         "BOARD" shall mean the Board of Directors of the Issuer.

         "BOOKS AND RECORDS" shall mean the documents and information which the Issuer is obliged to disclose to its shareholders in accordance with the laws of the Russian Federation and the Charter.

         "BUSINESS" shall have the meaning specified in the VIP-R Shareholders Agreement.

         "BUSINESS COMBINATION" shall mean, with respect to any Person, any merger, consolidation or combination to which such Person is a party, the issuance or disposition or acquisition of any shares to or from, as applicable, any third party, any sale, dividend, split or other disposition or acquisition of Equity Interests of such Person, any sale, dividend or other disposition or acquisition of all or substantially all of the Assets or Properties of such Person or the creation of any Subsidiary, the value of which exceeds US$5 million.

         "BUSINESS DAY" shall mean a day other than a Saturday, a Sunday or any day on which banks located in Moscow, Russia, Oslo, Norway, London, England or New York, New York are authorized or obliged to close.

         "BUSINESS OR CONDITION OF THE ISSUER" shall mean the business, condition (financial or otherwise), results of operations and Assets and Properties of the Issuer and its Subsidiaries taken as a whole.

         "BUSINESS PLAN" shall have the meaning specified in Section 5.05.

         "CBR" shall mean the Central Bank of the Russian Federation (Tsentralniy bank Rossiiskoy Federatsii or Bank Rossii), including any applicable territorial agency thereof, or any successor thereto.

         "CEO" shall mean the individual executive body (edinolichniy ispolnitelniy organ) of the Issuer, whether the title of such officer is "Chief Executive Officer", "General Director" or otherwise.

         "CHARTER" shall mean the most recent version of the charter (ustav) of the Issuer, as registered with the MRC on August 31, 1999, amended November 24, 2000 and as may be amended from time to time.

         "CHARTER CAPITAL" (ustavniy kapital) shall mean the aggregate value of the ownership interests in a Person as stated in its charter, provided that, with respect to a joint stock company, the Charter Capital shall mean the aggregate nominal value of its issued and outstanding shares.

         "CLOSINGS" shall mean the First Closing, the Second Closing, the Third Closing, the Additional Closings and the Preferred Stock Closing.

         "COMMON STOCK" shall mean the shares of common stock of the Issuer, as defined in the Charter .

         "COMPENSATING SECTIONS" shall have the meaning specified in Section
2.11.

         "CONTRACT" shall mean any agreement, letter of intent, lease, license, evidence of Indebtedness, mortgage, indenture, security agreement or other contract (whether written or oral), in each case, to the extent legally binding.

         "CONVERSION" shall have the meaning specified in Section 2.11.

         "CONVERTIBLE DECISION ON ISSUANCE" shall have the meaning specified in
Section 2.11.

         "CONVERTIBLE NOTES" shall mean the 5.5% Senior Convertible Notes due 2005 of VimpelCom B.V., guaranteed by VIP and issued under the Indenture.

         "DEFAULT DATE" shall have the meaning specified in Section 2.12.

         "DEFAULT REPURCHASE NOTICE" shall have the meaning specified in Section 2.12.

         "DISCLOSURE LETTERS" shall mean the Second Closing Disclosure Letter and/or the Third Closing Disclosure Letter, as the case may be.

         "DR. ZIMIN" shall mean Dr. Dmitri Borisovich Zimin, a Russian citizen.

         "ECO TELECOM" shall have the meaning specified in the preamble to this Agreement.

         "ECO TELECOM CONTRIBUTION DEFAULT" shall mean an Eco Telecom Second Closing Contribution Default and/or an Eco Telecom Third Closing Contribution Default.

         "ECO TELECOM GUARANTEE AGREEMENT" shall mean the Guarantee Agreement, dated as of the date hereof, by and among CTF Holdings Limited, Eco Holdings Limited, Telenor, the Issuer and VIP.

         "ECO TELECOM PREFERRED STOCK" shall mean 1,323 shares of Preferred Stock issued by the Issuer to Eco Telecom at the Preferred Stock Closing.

         "ECO TELECOM PREFERRED STOCK PURCHASE AGREEMENT" shall mean the Share Purchase Agreement, dated the date hereof, between Eco Telecom and Overture Limited with respect to shares of preferred stock and shares of common stock of VIP.

         "ECO TELECOM SECOND CLOSING CONTRIBUTION DEFAULT" shall be deemed to have occurred if Eco Telecom does not pay the Second Closing Eco Telecom Purchase Price to the Issuer on the Second Closing Date for any reason other than due to the non-fulfillment on the Second Closing Date of the conditions precedent contained in paragraphs (c) through (g) of Section 10.01.

         "ECO TELECOM SHARE PURCHASE AGREEMENTS" shall mean, collectively, the Share Purchase Agreement, dated the date hereof, between Eco Telecom and Dr. Zimin in respect of shares of common stock of VIP and the Eco Telecom Preferred Stock Purchase Agreement.

         "ECO TELECOM THIRD CLOSING CONTRIBUTION DEFAULT" shall be deemed to have occurred if Eco Telecom does not pay the Third Closing Eco Telecom Purchase Price to the Issuer on the Third Closing Date for any reason other than due to the non-fulfillment on the Closing Date of the conditions precedent contained in paragraphs (a)(iii) through (a)(vii) of Section 11.01.

         "ECO TELECOM UNDERTAKING LETTER" shall mean the letter of undertaking, dated the date hereof, between Eco Telecom and the Issuer.

         "EQUITY INTEREST" in a Person shall mean any share of capital stock of such Person, or any partnership share or other ownership interest in such Person.

         "ESCROW AGENT" shall mean Citibank, N.A., London Branch, as escrow agent under the Escrow Agreement.

         "ESCROW AGREEMENT" shall mean the Escrow Agreement dated the date hereof among the Escrow Agent, Eco Telecom and VIP.

         "EXCHANGE ACT" shall mean the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the United States Securities and Exchange Commission thereunder.

         "EXERCISE TRANSFER" shall have the meaning specified in Section 2.10.

         "EXISTING SUBSIDIARIES" shall mean the Subsidiaries of the Issuer other than Closed Joint Stock Company "Sotovaya Compania".

         "FCSM" shall mean the Federal Commission for the Securities Market of the Russian Federation (Federalnaya komissiya po rinku tsennikh bumag Rossiiskoy Federatsii or "FKTsB"), or any successor thereto, including any applicable territorial agency thereof.

         "FINAL DATE" shall have the meaning specified in the VIP Primary Agreement.

         "FINANCIAL STATEMENTS" shall have the meaning specified in Section
3.09.

         "FIRST CLOSING" shall mean the consummation of the purchase and sale of the First Closing VIP Shares.

         "FIRST CLOSING DATE" shall mean the date on which the First Closing is to occur, which date shall be the same day as the VIP Closing.

         "FIRST CLOSING ISSUER/ECO TELECOM INDEMNITY AMOUNT" shall mean the amount of that portion of the purchase price as is specified opposite Eco Telecom's name in Schedule 2.02 to the VIP Primary Agreement.

         "FIRST CLOSING ISSUER/VIP INDEMNITY AMOUNT" shall equal the First Closing VIP Purchase Price.

         "FIRST CLOSING VIP PURCHASE PRICE" shall mean a cash amount equal to the amount as set forth on Schedule 2.01(b).

         "FIRST CLOSING VIP SHARES" shall mean 2,969 shares of Common Stock.

         "FIRST VIP-R BOARD DATE" shall mean the date of the first meeting (or unanimous written consent in lieu of a meeting) of the Board at which all designees of each Purchaser listed on Schedule 1.01(B) and then legally capable of serving on the Board are members of the Board.

         "FLSM" shall mean the Russian Federation Federal Law on Securities Markets dated 22 April, 1996 (1) 39-FZ, as amended.

         "FUTURE TRADEMARK LICENSE AGREEMENT" shall have the meaning specified in Section 8.04.

         "FUTURE VIP TRADEMARKS" shall mean any trademarks of VIP registered by Rospatent following the date hereof which are used by VIP in the Business (it being understood that this shall not include trademarks used for the promotion of mobile Internet/WAP portals and related content services provided by means of mobile access to such content and services/resources).

         "GAAP" shall mean United States generally accepted accounting principles, as in effect from time to time.

         "GMS" shall mean the general meeting of the shareholders (obschee sobraniye aktsionerov) of the Issuer, as defined in the Charter.

         "GOVERNMENTAL OR REGULATORY AUTHORITY" shall mean any court, tribunal, arbitrator, legislature, government, ministry, committee, inspectorate, authority, agency, commission, official or other competent authority of the Russian Federation, any other country or any state, as well as any county, city or other political subdivision of any of the foregoing.

         "INDEBTEDNESS" shall mean, with respect to any Person, all obligations of such Person (a) for borrowed money, (b) evidenced by notes, bonds, debentures or similar instruments, (c) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business), (d) under capital leases or (e) in the nature of a guarantee of any obligation described in clauses (a) through (d) above of any other Person.

         "INDENTURE" shall mean the Indenture dated as of July 28, 2000 among VimpelCom B.V., as the issuer, VIP, as the guarantor, and The Bank of New York, as trustee.

         "INDIVIDUAL SHARE PURCHASE AGREEMENT" shall mean the share purchase agreement substantially in the form attached as Annex A to the Schedules to
Article II, as indicated in Article II.

         "INTELLECTUAL PROPERTY" shall mean patents and patent rights, licenses, inventions, copyrights and copyright rights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks and trademark rights, service marks and service mark rights, trade names and trade name rights, service names and service name rights, brand names, processes formulae, trade dress, business and product names, logos, slogans, industrial models, processes, designs, methodologies, software programs (including all source codes) and related documentation, technical information, manufacturing, engineering and technical drawings and all pending applications for and registrations of patents, trademarks, service marks and copyrights.

         "ISSUER" shall have the meaning specified in the preamble to this Agreement.

         "INVESTMENTS" shall mean all debentures, notes and other evidences of Indebtedness, stocks, securities (including rights to purchase and securities convertible into or exchangeable for other securities), interests in joint ventures, general and limited partnerships, and other Persons, mortgage loans and other investment or portfolio assets owned of record or beneficially by a Person (other than (a) any direct or indirect Subsidiaries of the Issuer or any ownership interests therein and (b) any short-term trade receivables generated in the ordinary course of business).

         "KBI" shall mean Public Joint Stock Company KB Impuls, an open joint stock company organized and existing under the Laws of the Russian Federation. "KNOWLEDGE" of a Person or "KNOWN" to a Person shall mean to the best of the knowledge and belief of such Person after having made reasonable inquiries.

         "LAWS" shall mean all laws, decrees, resolutions, instructions, statutes, rules, regulations, acts, ordinances and other pronouncements having the effect of law or regulation of the Russian Federation, any other country or any state as well as any county, city or other political subdivision of any of the foregoing.

         "LIABILITIES" shall mean all Indebtedness, obligations and other liabilities of a Person (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due).

         "LICENSES" shall mean all licenses, permits, certificates of authority, authorizations, approvals, registrations, franchises and similar consents granted or issued by any Governmental or Regulatory Authority, including, without limitation, all Telecom Licenses.

         "LIEN" shall mean any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or other Contract to grant any of the foregoing.

         "LOSS" shall mean any and all damages, fines, fees, penalties, deficiencies, losses and expenses (including, without limitation, interest, court costs, fees of attorneys, accountants and other experts or other expenses of litigation or other similar proceedings or of any claim, default or assessment).

         "MAMP" shall mean the Ministry for Anti-Monopoly Policy and Support for Entrepreneurship of the Russian Federation (Ministerstvo Rossiiskoy Federatsii po Antimonopolnoy politike i podderzhke predprinimatelstva), or any successor thereto, including any applicable territorial agency thereof.

         "MATERIAL ADVERSE EFFECT" shall mean, with respect to any Person, a material adverse effect on or with respect to the business, assets, financial condition or results of operations of such Person and its Subsidiaries taken as a whole, or upon such Person's ability to perform its obligations under this Agreement and the other Principal Agreements, if any, to which it is a party.

         "MRC" shall mean the Moscow Registration Chamber (Moskovskaya registratsionaya palata), or any successor thereto.

         "MOSCOW LICENSE AREA" shall mean the city of Moscow and the Moscow region (Moskovskaya Oblast).

         "NON-DEDUCTIBLE VAT" shall have the meaning specified in Section 8.02.

         "ONE SHARE OF VIP-R COMMON STOCK" shall have the meaning specified in
Section 8.05.

         "OPTION" shall mean, with respect to any Person, any security, right, subscription, warrant, option, phantom stock right or other Contract that gives the right to (a) purchase or otherwise receive or be issued any Equity Interest in such Person or any security of any kind convertible into or exchangeable or exercisable for any Equity Interest in such Person or (b) receive or exercise any benefits or rights similar to any rights enjoyed by or accruing to the holder of any Equity Interest in such Person, including any rights to participate in the equity or income of such Person or to participate in or direct the election of any directors or officers of such Person or the manner in which any Equity Interests in such Person are voted.

         "OPTION AGREEMENT" shall mean the Option Agreement dated the date hereof, between Eco Telecom and Telenor.

         "ORDER" shall mean any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority.

         "PER SHARE PRICE" shall mean the price per share of Common Stock as set forth in Schedule 1.01(C); provided, however, if in connection with the Second Closing and/or Third

Closing, the Board determines, upon written advice of legal counsel and an independent licensed appraiser (otsenshik), that the Per Share Price shall represent an amount less than or greater than set forth in Schedule 1.01(C), then the parties hereto agree that for purposes of Sections 2.02, 2.03, 2.04 and
2.05 of this Agreement, the Per Share Price shall mean such amount as determined by the Board..

         "PERMITTED LIEN" shall mean (a) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (b) any statutory Lien arising in the ordinary course of business by operation of Law with respect to a Liability that is not yet due or delinquent, and (c) any mechanic's, materialman's or other similar Lien arising by operation of Law or any minor imperfection of title or similar Lien, none of which individually or in the aggregate with other such Liens materially impairs the value of the property subject to such Lien or the use of such property in the conduct of the business of the Issuer.

         "PERSON" shall mean any natural person, corporation, general partnership, simple partnership, limited partnership, limited liability partnership, limited liability company, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority, whether incorporated or unincorporated.

         "PREFERRED STOCK" shall mean, collectively, the shares of type A convertible preferred stock of the Issuer, as will be defined in the Charter.

         "PREFERRED STOCK CLOSING" shall mean the consummation of the purchase and sale of the Eco Telecom Preferred Stock on the Preferred Stock Closing Date.

         "PREFERRED STOCK CLOSING DATE" shall mean the date on which the Preferred Stock Closing is scheduled to occur, which date shall occur within seventy-five (75) days after the First Closing Date as notified in writing by the Issuer or such other date as the Issuer, VIP and Eco Telecom may mutually determine.

         "PREFERRED STOCK PURCHASE AGREEMENT" shall mean the purchase agreement attached as Annex A to Schedule 2.07(a) to this Agreement to be entered into at the Preferred Stock Closing between Eco Telecom and the Issuer.

         "PREFERRED STOCK PURCHASE PRICE" shall mean a cash amount, to be paid in US dollars, equal to the aggregate nominal value of the Eco Telecom Preferred Stock.

         "PRINCIPAL AGREEMENTS" shall mean this Agreement, the VIP-R Shareholders Agreement, the Escrow Agreement, the Account Bank and Overdraft Agreement, the Option Agreement, the Zimin Principal Agreements, the VIP-R Registration Rights Agreement, the Preferred Stock Purchase Agreement, the VIP/Eco Telecom Share Purchase Agreement, the Eco Telecom Guarantee Agreement, the Alfa Bank Guarantee, the Telenor Guarantee Agreement, the VIP Primary Agreement, the VIP Shareholders Agreement, the VIP Registration Rights Agreement, the Termination Agreement, the Supplemental Agreements, the Telenor Undertaking Letter, the Eco Telecom Undertaking Letter and the Trademark Agreements.

         "PURCHASERS" shall have the meaning specified in the preamble to this Agreement.

         "PURCHASERS' SHARES" shall mean the First Closing VIP Shares, the Second Closing Shares, the Third Closing Shares and the Additional Closings Shares collectively.

          "REGISTRAR" shall mean the duly appointed shareholder registrar of the Issuer or any successor thereto, as of the date of this Agreement, being the Russian closed joint stock company National Registry Company.

         "REPRESENTATIVES" shall mean, with respect to any Person, its officers, directors, shareholders, employees, agents, counsel, accountants, financial advisors, consultants and other representatives.

         "ROSPATENT" shall mean the patent agency (office) of the Russian Federation.

         "SECOND CLOSING" shall mean the consummation of the purchase and sale of the Second Closing Eco Telecom Shares as provided in the Agreement.

         "SECOND CLOSING APPLICABLE PERCENTAGE" shall have the meaning specified in Section 2.08(a).

         "SECOND CLOSING CONTRIBUTION DEFAULT PERCENTAGE" shall mean, in respect of any Purchaser, the percentage of the issued and outstanding voting capital stock of the Issuer that such Purchaser would have owned if

         (i) the issuance of the Second Closing VIP Shares (if any) and the Second Closing Telenor Shares (if any) at the Second Closing was effected at the Per Share Price specified in Schedule 1.01(C) without redistribution of Preferred Stock as contemplated in Section 2.08;

         (ii) (if Telenor has exercised the VIP-R Call Option before the Second Closing Date) Telenor exercised the VIP-R Call Option, but redistribution of the Preferred Stock as contemplated in Section 2.10 did not occur; and

         (iii) the Preferred Stock Closing has occurred and the Issuer repurchased from Eco Telecom and cancelled all the shares of Eco Telecom Preferred Stock.

         "SECOND CLOSING DATE" shall mean the date on which the Second Closing is scheduled to occur, which date will be the twelve (12) month anniversary of the First Closing Date (or, if such date is not a Business Day, then on the first Business Day following such date), or such other date as the parties hereto may mutually determine; provided, however, that Eco Telecom may extend the Second Closing Date by written notice to the Issuer, VIP and Telenor, to a date which is a Business Day and which is not more than seven (7) months following the 12 month anniversary of the First Closing Date, if it has complied with Section 7.01 and notwithstanding such compliance, MAMP approval has not yet been obtained by Eco Telecom on such 12 month anniversary.

         "SECOND CLOSING DISCLOSURE LETTER" shall have the meaning specified in
Section 2.04(e).

         "SECOND CLOSING ECO TELECOM PURCHASE PRICE" shall mean a cash amount equal to the amount as set forth on Schedule 2.02(b)(i), reduced by the Second Closing Redirection Amount, if any.

         "SECOND CLOSING ECO TELECOM SHARES" shall mean the number of shares of Common Stock determined by dividing the Second Closing Eco Telecom Purchase Price by the Per Share Price.

         "SECOND CLOSING IMPLIED PERCENTAGE" shall mean, in respect of any Purchaser, the percentage of the issued and outstanding voting capital stock of the Issuer that such Purchaser would have owned if:

         (i) (if Telenor has exercised the VIP-R Call Option before the Second Closing Date) Telenor exercised the VIP-R Call Option, but redistribution of the Preferred Stock as contemplated by Section 2.10 did not occur,

         (ii) the issuance of the Second Closing Shares at the Second Closing was effected at the Per Share Price specified in Schedule 1.01(C), without redistribution of shares of Eco Telecom Preferred Stock as contemplated by Section 2.08, and

         (iii) the Preferred Stock Closing has occurred and the Issuer repurchased from Eco Telecom and cancelled such number of shares of Eco Telecom Preferred Stock which would have been required to have been repurchased and cancelled for Eco Telecom to own twenty-five percent (25%) plus one (1) share of the issued and outstanding voting capital stock of the Issuer (after giving effect to the transactions described in clauses (ii) and (iii)).

         "SECOND CLOSING ISSUER/ECO TELECOM INDEMNITY AMOUNT" shall mean the sum of (a) the First Closing Issuer/Eco Telecom Indemnity Amount plus (b) (x) if Eco Telecom has purchased the Second Closing Eco Telecom Shares, US$58.5 million or
(y) if Eco Telecom has not purchased the Second Closing Eco Telecom Shares,
US$0.

         "SECOND CLOSING ISSUER/TELENOR INDEMNITY AMOUNT" shall mean, (x) if Telenor has exercised its Second Closing Telenor Option and purchased shares in connection therewith, an amount equal to the Second Closing Telenor Purchase Price or (y) if Telenor has not exercised its Second Closing Telenor Option and purchased shares in connection therewith, an amount equal to US$0.

         "SECOND CLOSING ISSUER/VIP INDEMNITY AMOUNT" shall mean the sum of (a) the First Closing Issuer/VIP Indemnity Amount plus (b) (x) if VIP has exercised its Second Closing VIP Option and purchased shares in connection therewith, an amount equal to the Second Closing VIP Purchase Price or (y) if VIP has not exercised its Second Closing VIP Option and purchased shares in connection therewith, an amount equal to US$0.

         "SECOND CLOSING NOTICE OF INTENTION" shall have the meaning specified in Section 2.04(d).

         "SECOND CLOSING OPTION" shall have the meaning specified in Section 2.04(d).

         "SECOND CLOSING PRE-CLOSING MEETING" shall have the meaning specified in Section 2.02(c)(i).

         "SECOND CLOSING PURCHASE PRICE" shall mean the aggregate of the Second Closing Eco Telecom Purchase Price, the Second Closing VIP Purchase Price and the Second Closing Telenor Purchase Price.

         "SECOND CLOSING REDIRECTION AMOUNT" shall mean the cash amount (up to a maximum of US$25 million), if any, paid by Eco Telecom in the aggregate between the First Closing and the Second Closing to purchase New Securities of VIP in connection with an issuance of New Securities of VIP with respect to which Eco Telecom voted in favor pursuant to the Eco Telecom Undertaking Letter and only
(i) in the amount necessary to maintain its aggregate percentage ownership interest in the voting capital stock of VIP at the Specified Percentage and (ii) in connection with issuances of New Securities the proceeds of which are not used to purchase new shares of voting capital stock of the Issuer in connection with a share issuance by the Issuer to acquire an Opportunity offered to the Issuer by Eco Telecom pursuant to Section 5.02(c) of the VIP Registration Rights Agreement or Section 6.02(c) of the VIP-R Shareholders Agreement. As used in this definition, the terms "New Securities", "Specified Percentage" and "Opportunity" shall have the meanings specified in the VIP Registration Rights Agreement.

         "SECOND CLOSING SHARES" shall mean the Second Closing Eco Telecom Shares, the Second Closing VIP Shares, if any, and the Second Closing Telenor Shares, if any.

         "SECOND CLOSING TELENOR OPTION" shall have the meaning specified in
Section 2.04(b).

         "SECOND CLOSING TELENOR PRIMARY OPTION SHARES" shall have the meaning specified in Section 2.04(b).

         "SECOND CLOSING TELENOR PRIMARY OPTION PURCHASE PRICE" shall have the meaning specified in Section 2.04(b).

         "SECOND CLOSING TELENOR PURCHASE PRICE" shall mean the cash amount to be paid by Telenor as determined pursuant to Section 2.04(b).

         "SECOND CLOSING TELENOR REDUCED SHARES" shall have the meaning specified in Section 2.04(b).

         "SECOND CLOSING TELENOR SECONDARY OPTION SHARES" shall have the meaning specified in Section 2.04(b).

         "SECOND CLOSING TELENOR SHARES" shall mean the number of shares of Common Stock that Telenor elects to purchase at the Second Closing pursuant to
Section 2.04(b).

         "SECOND CLOSING VIP OPTION" shall have the meaning specified in Section 2.04(a).

         "SECOND CLOSING VIP PRIMARY OPTION SHARES" shall have the meaning specified in Section 2.04(a).

         "SECOND CLOSING VIP PRIMARY OPTION PURCHASE PRICE" shall have the meaning specified in Section 2.04(a).

         "SECOND CLOSING VIP PURCHASE PRICE" shall mean the cash amount to be paid by VIP as determined pursuant to Section 2.04(a).

         "SECOND CLOSING VIP SECONDARY OPTION SHARES" shall have the meaning specified in Section 2.04(a).

         "SECOND CLOSING VIP SHARES" shall mean the number of shares of Common Stock that VIP elects to purchase at the Second Closing pursuant to Section 2.04(a).

         "SECURITIES ACT" shall mean the United States Securities Act of 1933, as amended, and the rules and regulations of the United States Securities and Exchange Commission thereunder.

          "SPECIFIED LEGISLATION" shall mean a presidential decree (oeac), governmental resolution (iinoaiiaeaiea) or law enacted by the Duma and signed by the President (caeii).

         "SRC" shall mean the State Registration Chamber under the Ministry of Justice of the Russian Federation (Gosudarstvennaya registratsionnaya palata pri Ministerstve iustitsii Rossiiskoy Federatsii), or any successor thereto.

         "SUBSIDIARY" shall mean, with respect to any Person, (a) any corporation in which such Person owns or controls, directly or indirectly, more than fifty percent (50%) of the securities having ordinary voting power for the election of directors or other governing body of such corporation and/or (b) any partnership, association, joint venture or other entity in which such Person owns or controls, directly or indirectly, more than fifty percent (50%) of the Equity Interest of such partnership, association, joint venture or other entity.

         "SUPPLEMENTAL AGREEMENTS" shall mean, collectively, each of the Supplemental Agreements, each substantially in the form attached as Exhibit A, to be entered into as of the First Closing, in respect of the Zimin Preferred Stock Agreements.

         "TAXES" shall mean any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added alternative or add-on minimum, estimated, or other tax, duty, governmental fee or charge or any kind whatsoever, including any interest, penalty, or addition thereto.

         "TELECOM LICENSES" shall mean (a) the Issuer's four (4) licenses for GSM 900/1800 services in the following regions: the Central and the Central Black Earth region, the North Caucasus region, the Siberian region and the Volga region and (b) frequency permits (razreshenia na ispolzovanie radiochastot dlya exploitazii RES) relating to the licenses referred to in clause (a).

         "TELENOR" shall have the meaning specified in the preamble to this Agreement.

         "TELENOR GUARANTEE AGREEMENT" shall mean the Guarantee Agreement, dated as of the date hereof, by and among Telenor ASA, Eco Telecom, the Issuer and VIP.

         "TELENOR OPTION EXERCISE PERCENTAGE" shall mean, in respect of any Purchaser, the percentage of the issued and outstanding voting capital stock of the Issuer that such Purchaser would have owned if:

         (i) Telenor exercised the VIP-R Call Option;

         (ii) (if Telenor has exercised the VIP-R Call Option between the Second Closing Date and the Third Closing Date) the issuance of the shares of Common Stock of the Issuer at the Second Closing was effected at the Per Share Price specified in Schedule 1.01(C) (if an Eco Telecom Second Closing Contribution Default has actually occurred, taking such Eco Telecom Second Closing Contribution Default into account) without redistribution of Preferred Stock as contemplated in Section 2.08 ;

         (iii) (if Telenor has exercised the VIP-R Call Option after the Third Closing Date) the issuance of the shares of Common Stock of the Issuer at the Third Closing was effected at the Per Share Price specified in
         Schedule 1.01(C), (if an Eco Telecom Third Closing Contribution Default has actually occurred, taking such Eco Telecom Third Closing Contribution Default into account) without redistribution of the Preferred Stock as contemplated in Section 2.09; and

         (iv) the Preferred Stock Closing has occurred and the Issuer repurchased from Eco Telecom and cancelled all the Eco Telecom Preferred Stock.

         "TELENOR SHARE PURCHASE AGREEMENT" shall mean the Share Purchase Agreement dated the date hereof, between Telenor and Overture Limited.

         "TELENOR THIRD CLOSING NOTICE OF INTENTION" shall have the meaning specified in Section 2.05(c)(ii).

         "TELENOR UNDERTAKING LETTER" shall mean the letter of undertaking, dated the date hereof, between Telenor and the Issuer.

         "TERMINATION AGREEMENT" shall mean the Termination Agreement, dated the date hereof, between and among Telenor, Telenor Communication AS, VIP, VimpelCom Finance B.V., VimpelCom B.V., VC Limited, Dr. Zimin, Glavsotkom and the Bee Line Fund.

         "THIRD CLOSING" shall mean the consummation of the purchase and sale of the Third Closing Eco Telecom Shares as provided in this Agreement.

         "THIRD CLOSING APPLICABLE PERCENTAGE" shall have the meaning specified in Section 2.09(a).

         "THIRD CLOSING CONTRIBUTION DEFAULT PERCENTAGE" shall mean, in respect of any Purchaser, the percentage of the issued and outstanding voting capital stock of the Issuer that such Purchaser would have owned if:

         (i) the issuance of the Second Closing Shares at the Second Closing was effected at the Per Share Price specified in Schedule 1.01(C) without redistribution of Preferred Stock as contemplated in Section 2.08;

         (ii) the issuance of the Third Closing VIP Shares (if any) and the Third Closing Telenor Shares (if any) at the Third Closing was effected at the Per Share Price specified in Schedule 1.01(C) without redistribution of Preferred Stock as contemplated in Section 2.09;

         (iii) (if Telenor has exercised the VIP-R Call Option before the Third Closing Date) Telenor exercised the VIP-R Call Option, but redistribution of the Preferred Stock as contemplated in Section 2.10 did not occur; and

         (iv) the Preferred Stock Closing has occurred and the Issuer repurchased from Eco Telecom and cancelled all the shares of Preferred Stock.


         "THIRD CLOSING DATE" shall mean the date on which the Third Closing is scheduled to occur, which date will be the twelve (12) month anniversary of the Second Closing Date, (or, if such date is not a Business Day, then on the first Business Day following such date) or such other date as the parties hereto may mutually determine; provided, however, that Eco Telecom may extend the Third Closing Date by written notice to the Issuer, VIP and Telenor to a date which is a Business Day and which is not more than seven (7) months following the 12 month anniversary of the Second Closing Date, if, it has complied with Section
7.01 and notwithstanding such compliance, MAMP approval has not yet been obtained by Eco Telecom on such 12 month anniversary.

         "THIRD CLOSING DISCLOSURE LETTER" shall have the meaning specified in
Section 2.05(e).

         "THIRD CLOSING ECO TELECOM PURCHASE PRICE" shall mean a cash amount equal to amount as set forth on Schedule 2.03(b)(i), reduced by the Third Closing Redirection Amount, if any.

         "THIRD CLOSING ECO TELECOM SHARES" shall mean the number of shares of Common Stock determined by dividing the Third Closing Eco Telecom Purchase Price by the Per Share Price.

         "THIRD CLOSING IMPLIED PERCENTAGE" shall mean, in respect of any Purchaser, the percentage of the issued and outstanding voting capital stock of the Issuer that such Purchaser would have owned if

         (i) the issuance of the Second Closing Shares at the Second Closing was effected at the Per Share Price specified in Schedule 1.01(C), without redistribution of shares of Eco Telecom Preferred Stock contemplated by
         Section 2.08;

         (ii) the issuance of the Third Closing Shares at the Third Closing was effected at the Per Share Price specified in Schedule 1.01(C), without redistribution of shares of Eco Telecom Preferred Stock contemplated by
         Section 2.09;

         (iii) (if Telenor has exercised the VIP-R Call Option before the Third Closing Date) Telenor exercised the VIP-R Option, without redistribution of the Preferred Stock as contemplated by Section 2.10; and

         (iv) the Preferred Stock Closing has occurred and the Issuer repurchased from Eco Telecom and cancelled the shares of Eco Telecom Preferred Stock.

         "THIRD CLOSING NOTICE OF INTENTION" shall have the meaning specified in
Section 2.05(c)(ii).

         "THIRD CLOSING PRE-CLOSING MEETING" shall have the meaning specified in
Section 2.03(c)(i).

         "THIRD CLOSING PURCHASE PRICE" shall mean the aggregate of the Third Closing Eco Telecom Purchase Price, the Third Closing VIP Purchase Price and the Third Closing Telenor Purchase Price.

         "THIRD CLOSING REDIRECTION AMOUNT" shall mean the cash amount (up to a maximum of US$25 million less any Second Closing Redirection Amount), if any, paid by Eco Telecom in the aggregate between the Second Closing and the Third Closing to purchase New Securities of VIP in connection with an issuance of New Securities of VIP with respect to which Eco Telecom has voted in favor pursuant to the Eco Telecom Undertaking Letter and only (i) in the amount necessary to maintain its aggregate percentage ownership interest in the voting capital stock of VIP at the Specified Percentage and (ii) in connection with issuances of New Securities the proceeds of which are not used to purchase new shares of voting capital stock of the Issuer in connection with a share issuance by the Issuer to acquire an Opportunity offered to the Issuer by Eco Telecom pursuant to Section 5.02(c) of the VIP Registration Rights Agreement or Section

6.02(c) of the VIP-R Shareholders Agreement. As used in this definition, the terms "New Securities", "Specified Percentage" and "Opportunity" shall have the meanings specified in the VIP Registration Rights Agreement.

         "THIRD CLOSING SHARES" shall mean the Third Closing Eco Telecom Shares, the Third Closing VIP Shares, if any, and the Third Closing Telenor Shares, if any.

         "THIRD CLOSING TELENOR OPTION" shall have the meaning specified in
Section 2.05(b).

         "THIRD CLOSING TELENOR PRIMARY OPTION SHARES" shall have the meaning specified in Section 2.05(b).

         "THIRD CLOSING TELENOR PRIMARY OPTION PURCHASE PRICE" shall have the meaning specified in Section 2.05(b).

         "THIRD CLOSING TELENOR PURCHASE PRICE" shall mean the cash amount to be paid by Telenor as determined pursuant to Section 2.05(b).

         "THIRD CLOSING TELENOR SECONDARY OPTION SHARES" shall have the meaning specified in Section 2.05(b).

         "THIRD CLOSING TELENOR SECONDARY OPTION PURCHASE PRICE" shall have the meaning specified in Section 2.05(b).

         "THIRD CLOSING TELENOR SHARES" shall mean the number of shares of Common Stock that Telenor elects to purchase at the Third Closing pursuant to
Section 2.05(b).

         "THIRD CLOSING TELENOR TERTIARY OPTION SHARES" shall have the specified in Section 2.05(b).

         "THIRD CLOSING VIP OPTION" shall have the meaning specified in Section 2.05(a).

         "THIRD CLOSING VIP PRIMARY OPTION SHARES" shall have the meaning specified in Section 2.05(a).

         "THIRD CLOSING VIP PRIMARY OPTION PURCHASE PRICE" shall have the meaning specified in Section 2.05(a).

         "THIRD CLOSING VIP PURCHASE PRICE" shall mean the cash amount to be paid by VIP as determined pursuant to Section 2.05(a).

         "THIRD CLOSING VIP SECONDARY OPTION PURCHASE PRICE" shall have the meaning specified in Section 2.05(a).

         "THIRD CLOSING VIP SECONDARY OPTION SHARES" shall have the meaning specified in Section 2.05(a).

         "THIRD CLOSING VIP SHARES" shall mean the number of shares of Common Stock that VIP elects to purchase at the Third Closing pursuant to Section 2.05(a).

         "TOTAL ISSUER/ECO TELECOM INDEMNITY AMOUNT" shall mean, (a) from the First Closing Date to (but excluding) the date on which the Second Closing occurs, the First Closing Issuer/Eco Telecom Indemnity Amount, (b) from (and including) the date on which the Second Closing occurs to (but excluding) the date on which the Third Closing occurs, the Second Closing Issuer/Eco Telecom Indemnity Amount, and (c) from (and including) the date on which the Third Closing occurs to the date the representations, warranties, covenants and agreements of the parties to this Agreement cease to survive as provided in
Article XII herein, the sum of (i) the First Closing Issuer/Eco Telecom Indemnity Amount, (ii) the Second Closing Issuer/Eco Telecom Indemnity Amount and (iii) (x) if Eco Telecom has purchased the Third Closing Eco Telecom Shares, US$58.5 million or (y) if Eco Telecom has not purchased the Third Closing Eco Telecom Shares, US$0.

         "TOTAL ISSUER/TELENOR INDEMNITY AMOUNT" shall mean (a) from (and including) the date on which the Second Closing occurs to (but excluding) the date on which the Third Closing occurs, the Second Closing Issuer/Telenor Indemnity Amount, and (b) from (and including) the date on which the Third Closing occurs to the date the representations, warranties, covenants and agreements of the parties to this Agreement cease to survive as provided in
Article XII herein, the sum of (i) the Second Closing Issuer/Telenor Indemnity Amount and (ii) (x) if Telenor has exercised its Third Closing Telenor Option and purchased shares in connection therewith, an amount equal to the Third Closing Telenor Purchase Price or (y) if Telenor has not exercised its Third Closing Telenor Option and purchased shares in connection therewith, an amount equal to US$0.

         "TOTAL ISSUER/VIP INDEMNITY AMOUNT" shall mean (a) from the First Closing Date to (but excluding) the date on which the Second Closing occurs, the First Closing Issuer/VIP Indemnity Amount, (b) from (and including) the date on which the Second Closing occurs to (but excluding) the date on which the Third Closing occurs, the Second Closing Issuer/VIP Indemnity Amount, and (c) from (and including) the date on which the Third Closing occurs to the date the representations, warranties, covenants and agreements of the parties to this Agreement cease to survive as provided in Article XII herein, the sum of (i) the First Closing Issuer/VIP Indemnity Amount, (ii) the Second Closing Issuer/VIP Indemnity Amount and (iii) (x) if VIP has exercised its Third Closing VIP Option and purchased shares in connection therewith, an amount equal to the Third Closing VIP Purchase Price or (y) if VIP has not exercised its Third Closing VIP Option and purchased shares in connection therewith, an amount equal to US$0.

         "TRADEMARK AGREEMENTS" shall mean the Trademark License Agreements, dated the date hereof, between the Issuer and VIP, as listed on Schedule 1.01(D).

         "UNCITRAL RULES" shall have the meaning specified in Section 15.11.

         "UPDATED SECOND CLOSING DISCLOSURE LETTER" shall have the meaning specified in Section 2.04(e).

         "UPDATED THIRD CLOSING DISCLOSURE LETTER" shall have the meaning specified in Section 2.05(e).

         "US DOLLARS" and "US$" shall mean the lawful currency of the United States.

         "VIP" shall have the meaning specified in the preamble to this Agreement.

         "VIP CLOSING" shall mean the "Closing" as defined in the VIP Primary Agreement.

         "VIP LLC" shall have the meaning specified in Section 2.07(d).

         "VIP PRIMARY AGREEMENT" shall mean the Primary Agreement, dated the date hereof, among Eco Telecom, Telenor and VIP.

          "VIP REGISTRATION RIGHTS AGREEMENT" shall mean the Registration Rights Agreement, dated the date hereof, among Eco Telecom, Telenor and VIP.

         "VIP SHAREHOLDERS AGREEMENT" shall mean the Shareholders Agreement, dated the date hereof, among Telenor and Eco Telecom.

         "VIP SUB" shall have the meaning specified in Section 2.12.

         "VIP THIRD CLOSING NOTICE OF INTENTION" shall have the meaning specified in Section 2.05(c)(i).

         "VIP/ECO TELECOM SHARE PURCHASE AGREEMENT" has the meaning specified in
Section 8.04.

         "VIP-R CALL OPTION" shall have the meaning specified in the Option Agreement.

         "VIP-R REGISTRATION RIGHTS AGREEMENT" shall mean the Registration Rights Agreement, dated the date hereof, among the Issuer, VIP, Eco Telecom and Telenor.

         "VIP-R SHAREHOLDERS AGREEMENT" shall mean the Shareholders Agreement, dated the date hereof, among Eco Telecom, Telenor, VIP and the Issuer.

         "ZIMIN CALL OPTION AGREEMENTS" shall mean (i) the Zimin Common Call Option Agreement and (ii) the Zimin Preferred Call Option Agreement.

          "ZIMIN COMMON CALL OPTION AGREEMENT" the Call Option Agreement, to be entered into following the First Closing, between Eco Telecom and Overture Limited in respect of shares of common stock of VIP substantially in the form attached as Exhibit A to the Zimin Preferred Call Option Agreement.

         "ZIMIN COMMON PLEDGE AGREEMENT" shall mean the Pledge Agreement, to be entered into following the First Closing, between Eco Telecom and Overture Limited in respect of shares of common stock of VIP substantially in the form attached as Exhibit A to the Zimin Preferred Pledge Agreement.

         "ZIMIN PLEDGE AGREEMENTS" shall mean (i) the Zimin Common Pledge Agreement and the Zimin Preferred Pledge Agreement.

         "ZIMIN PREFERRED CALL OPTION AGREEMENT" shall mean the Call Option Agreement, to be entered into at the First Closing, between Eco Telecom and Overture Limited in respect of shares of preferred stock of VIP substantially in the form attached as Exhibit A to the Eco Telecom Preferred Stock Purchase Agreement.

         "ZIMIN PREFERRED PLEDGE AGREEMENT" shall mean the Pledge Agreement, to be entered into at the First Closing, between Eco Telecom and Overture Limited in respect of shares of preferred stock of VIP substantially in the form attached as Exhibit B to the Eco Telecom Preferred Stock Purchase Agreement.

         "ZIMIN PREFERRED STOCK AGREEMENTS" shall mean, collectively, the Share Purchase Agreement, dated the date hereof, between Dr. Zimin and Overture, the Share Purchase Agreement No. N-I-1 dated April 13, 1998 between Closed Joint Stock Company "Sota-100" and Dr. Zimin, the Share Purchase Agreement No. N-I-2 dated April 13, 1998 between Closed Joint Stock Company "Sota-100" and Dr. Zimin, the Share Purchase Agreement No. EA-I-1 dated April 13, 1998 between Closed Joint Stock Company "KB Impuls-TV" and Dr. Zimin, the Share Purchase Agreement No. EA-I-2 dated April 13, 1998 between Closed Joint Stock Company "KB Impuls-TV" and Dr. Zimin, the Share Swap Agreement dated July 26, 1996 between the Issuer and Closed Joint Stock Company "Sota-100" and the Share Swap Agreement dated July 26, 1996 between the Issuer and Closed Joint Stock Company "KB Impuls-TV".

         "ZIMIN PRINCIPAL AGREEMENTS" shall mean, collectively, the Telenor Share Purchase Agreement, the Eco Telecom Share Purchase Agreements, the Zimin Pledge Agreements, the Zimin Call Option Agreements and the Zimin Surety Agreement.

         "ZIMIN SURETY AGREEMENT" shall mean the Surety Agreement, dated the date hereof, between Eco Telecom and Dr. Zimin.

1.02     Interpretations

         Unless the context of this Agreement otherwise requires, the following rules of interpretation shall apply to this Agreement:

         (a) the singular shall include the plural, and the plural shall include the singular;

         (b) words of any gender shall include each other gender;

         (c) the words "hereof", "herein", "hereby", "hereto" and similar words refer to this entire Agreement and not to any particular Section or any other subdivision of this Agreement;

         (d) a reference to any Article, Section, Schedule or Exhibit is a reference to a specific Article or Section of, or Schedule or Exhibit to, this Agreement;

         (e) a reference to any law, statute, regulation, notification or statutory provision shall include any amendment, modification or re-enactment thereof, any regulations promulgated thereunder from time to time, and any interpretations thereof from time to time by any regulatory or administrative authority;

         (f) a reference to any agreement, instrument, contract or other document shall include any amendment, amendment and restatement, supplement or other modification thereto;

         (g) a reference to any Person shall include such Person's successors and permitted assigns under any agreement, instrument, contract or other document;

         (h) the phrases "ordinary course of business" and "ordinary course of business consistent with past practice" shall refer to the business and practice of the Issuer;

         (i) the word "pending" shall mean, with respect to a particular matter, the service of process or delivery of written notice to the Person to whom such matter relates;

         (j) whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified; and

         (k) all accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

           ARTICLE II - SALE OF SHARES AND CLOSINGS; GRANT OF OPTIONS

2.01     First Closing

         (a)      Purchase and Sale

                  (i) Subject to the terms and conditions contained in this Agreement and in accordance with the procedures set forth in Schedule 2.01(a)(i) attached hereto, on the First Closing Date, (i) the Issuer shall issue and sell to VIP, and (ii) VIP shall purchase from the Issuer, the First Closing VIP Shares.

                  (ii) Subject to the terms and conditions of this Agreement, solely for the purpose of Russian Law and solely to the extent Russian Law may be applicable (i) this Agreement shall be considered a preliminary agreement (predvaritelnyi dogovor) and not a transaction involving securities (sdelka s tsennymi bumagami); (ii) by virtue of entering into this Agreement, (x) the Issuer shall not be obligated to transfer any First Closing VIP Shares to VIP or be considered to have offered any First Closing VIP Shares to VIP and (y) VIP shall not be obligated to purchase any First Closing VIP Shares from the Issuer or to make payment for any First Closing VIP Shares; (iii) the actual transactions contemplated by Section 2.01(a)(i) shall not constitute transactions involving securities (sdelki s tsennymi bumagami); and (iv) in no event shall such transactions take place before the registration of the issuance of the First Closing VIP Shares with the FCSM and payment in full for the First Closing VIP Shares by VIP, if and to the extent such registration and payment are required under Russian Law. The placement of the First Closing VIP Shares shall occur on the date on which the First Closing VIP

Shares are disposed of (otchuzdeny) by the Issuer in favor of VIP, by transferring the title to the First Closing VIP Shares to VIP at the First Closing. This Section 2.01(a)(ii) shall have no effect on the interpretation of this Agreement under the laws of the State of New York, by which this Agreement is expressed to be governed. Subject to the terms and conditions contained in this Agreement, immediately upon the registration of the issuance of the First Closing VIP Shares with the FCSM and in any event prior to the Issuer's execution of any other agreement with respect to any of the First Closing VIP Shares, the Issuer and VIP shall execute the Individual Share Purchase Agreement (osnovnoi dogovor) attached as Annex A to Schedule 2.01(a)(i) which shall incorporate by reference the terms and conditions of this Agreement applicable to VIP, except that this Section 2.01(a)(ii) shall be excluded.

       (b)    Purchase Price

              Subject to the terms and conditions hereof and in consideration of the sale and transfer to VIP by the Issuer of the First Closing VIP Shares, on the First Closing Date, VIP shall pay to the Issuer the First Closing VIP Purchase Price in the manner provided in Section 2.01(c)(ii) and the First Closing VIP Purchase Price shall be allocable entirely to, and deemed to be in consideration of, the First Closing VIP Shares being purchased hereunder.

       (c)    Pre-Closing; Closing

                  (i) Pre-Closing. VIP shall notify the Issuer and Eco Telecom of the proposed date of the First Closing at the same times VIP is obligated to provide notice of the VIP Closing to Eco Telecom and Telenor under Article II of the VIP Primary Agreement. On the same date scheduled for the pre-closing meeting in Section 2.03(a) of the VIP Primary Agreement, VIP, the Issuer and Eco Telecom shall (i) attend a pre-closing meeting at the offices of VIP's counsel, located at Ducat Place II, Ulitsa Gasheka 7, Moscow 123056, Russia (or at such other place as VIP, the Issuer and Eco Telecom mutually agree) at 10:00 am (Moscow time), and (ii) review the documents to be delivered at the First Closing to determine whether the conditions precedent specified in Article IX have been, or will on the First Closing Date be capable of being, fulfilled.

                  (ii) Closing. The First Closing will take place at the offices of VIP's counsel at the address set out in the immediately preceding paragraph, or at such other place as VIP, Eco Telecom and the Issuer mutually agree, at 10:00 am local time on the First Closing Date. On the First Closing Date, if the conditions precedent specified in Article IX have been fulfilled (or properly waived in writing in accordance with Article IX), then (i) VIP shall pay to the Issuer the First Closing VIP Purchase Price in rubles based on the CBR dollar to ruble exchange rate for the Business Day immediately preceding the First Closing Date, by wire transfer of immediately available funds to the account(s) designated by the Issuer, as specified in the Account Bank and Overdraft Agreement, and (ii) upon receipt by the Issuer of the First Closing VIP Purchase Price, the Issuer shall deliver immediately to VIP an extract from the share register of the Issuer issued by the Registrar and showing VIP as the owner of the First Closing VIP Shares.

2.02     Second Closing

         (a)      Purchase and Sale.

                  (i)       Eco Telecom.

                           (A) Subject to the terms and conditions contained in
this Agreement and in accordance with the procedures set forth in Schedule 2.02(a)(i) attached hereto, on the Second Closing Date, (x) the Issuer shall issue and sell to Eco Telecom, and (y) Eco Telecom shall purchase from the Issuer, the Second Closing Eco Telecom Shares.

                           (B) Subject to the terms and conditions of this
Agreement, solely for the purpose of Russian Law and solely to the extent Russian Law may be applicable (i) this Agreement shall be considered a preliminary agreement (predvaritelnyi dogovor) and not a transaction involving securities (sdelka s tsennymi bumagami); (ii) by virtue of entering into this Agreement, (x) the Issuer shall not be obligated to transfer any Second Closing Eco Telecom Shares to Eco Telecom or be considered to have offered any Second Closing Eco Telecom Shares to Eco Telecom and (y) Eco Telecom shall not be obligated to purchase any Second Closing Eco Telecom Shares from the Issuer or to make payment for any Second Closing Eco Telecom Shares; (iii) the actual transactions contemplated by Section 2.02(a)(i)(A) shall not constitute transactions involving securities (sdelki s tsennymi bumagami); and (iv) in no event shall such transactions take place before the registration of the issuance of the Second Closing Eco Telecom Shares with the FCSM and payment in full for the Second Closing Eco Telecom Shares by Eco Telecom, if and to the extent such registration and payment are required under Russian Law. The placement of the Second Closing Eco Telecom Shares shall occur on the date on which the Second Closing Eco Telecom Shares are disposed of (otchuzdeny) by the Issuer in favor of Eco Telecom, by transferring the title to the Second Closing Eco Telecom Shares to Eco Telecom at the Second Closing. This Section 2.02(a)(i)(B) shall have no effect on the interpretation of this Agreement under the laws of the State of New York, by which this Agreement is expressed to be governed. Subject to the terms and conditions contained in this Agreement, immediately upon the registration of the issuance of the Second Closing Eco Telecom Shares with the FCSM and in any event prior to the Issuer's execution of any other agreement with respect to any of the Second Closing Eco Telecom Shares, the Issuer and Eco Telecom shall execute the Individual Share Purchase Agreement (osnovnoi dogovor) attached as Annex A to Schedule 2.02(a)(i) which shall incorporate by reference the terms and conditions of this Agreement applicable to Eco Telecom, except that this Section 2.02(a)(i)(B) shall be excluded.

                  (ii)     VIP.

                           (A) Subject to the terms and conditions contained in
this Agreement and in accordance with the procedures set forth in Schedule 2.02(a)(ii) attached hereto, on the Second Closing Date, in the event that VIP exercises the Second Closing VIP Option pursuant to Section 2.04, (x) the Issuer shall issue and sell to VIP, and (y) VIP shall purchase from the Issuer, the Second Closing VIP Shares.

                           (B) Subject to the terms and conditions of this
Agreement, solely for the purpose of Russian Law and solely to the extent Russian Law may be applicable (i) this Agreement shall be considered a preliminary agreement (predvaritelnyi dogovor) and not a transaction involving securities (sdelka s tsennymi bumagami); (ii) by virtue of entering into this Agreement, (x) the Issuer shall not be obligated to transfer any Second Closing VIP Shares to

VIP or be considered to have offered any Second Closing VIP Shares to VIP and
(y) VIP shall not be obligated to purchase any Second Closing VIP Shares from the Issuer or to make payment for any Second Closing VIP Shares; (iii) the actual transactions contemplated by Section 2.02(a)(ii)(A) shall not constitute transactions involving securities (sdelki s tsennymi bumagami); and (iv) in no event shall such transactions take place before the registration of the issuance of the Second Closing VIP Shares with the FCSM and payment in full for the Second Closing VIP Shares by VIP, if and to the extent such registration and payment are required under Russian Law. The placement of the Second Closing VIP Shares shall occur on the date on which the Second Closing VIP Shares are disposed of (otchuzdeny) by the Issuer in favor of VIP, by transferring the title to the Second Closing VIP Shares to VIP at the Second Closing. This
Section 2.02(a)(ii)(B) shall have no effect on interpretation of this Agreement under the laws of the State of New York, by which this Agreement is expressed to be governed. Subject to the terms and conditions contained in this Agreement, immediately upon the registration of the issuance of the Second Closing VIP Shares with the FCSM and in any event prior to the Issuer's execution of any other agreement with respect to any of the Second Closing VIP Shares, the Issuer and VIP shall execute the Individual Share Purchase Agreement (osnovnoi dogovor) attached as Annex A to Schedule 2.02(a)(ii) which shall incorporate by reference the terms and conditions of this Agreement applicable to VIP, except that this
Section 2.02(a)(ii)(B) shall be excluded.

                  (iii)     Telenor.

                           (A) Subject to the terms and conditions contained in
this Agreement and in accordance with the procedures set forth in Schedule 2.02(a)(iii) attached hereto, on the Second Closing Date, in the event that Telenor exercises the Second Closing Telenor Option pursuant to Section 2.04,
(x) the Issuer shall issue and sell to Telenor, and (y) Telenor shall purchase from the Issuer, the Second Closing Telenor Shares.


                           (B) Subject to the terms and conditions of this
Agreement, solely for the purpose of Russian Law and solely to the extent Russian Law may be applicable (i) this Agreement shall be considered a preliminary agreement (predvaritelnyi dogovor) and not a transaction involving securities (sdelka s tsennymi bumagami); (ii) by virtue of entering into this Agreement, (x) the Issuer shall not be obligated to transfer any Second Closing Telenor Shares to Telenor or be considered to have offered any Second Closing Telenor Shares to Telenor and (y) Telenor shall not be obligated to purchase any Second Closing Telenor Shares from the Issuer or to make payment for any Second Closing Telenor Shares; (iii) the actual transactions contemplated by Section 2.02(a)(iii)(A) shall not constitute transactions involving securities (sdelki s tsennymi bumagami); and (iv) in no event shall such transactions take place before the registration of the issuance of the Second Closing Telenor Shares with the FCSM and payment in full for the Second Closing Telenor Shares by Telenor, if and to the extent such registration and payment are required under Russian Law. The placement of the Second Closing Telenor Shares shall occur on the date on which the Second Closing Telenor Shares are disposed of (otchuzdeny) by the Issuer in favor of Telenor, by transferring the title to the Second Closing Telenor Shares to Telenor at the Second Closing. This Section 2.02(a)(iii)(B) shall have no effect on the interpretation of this Agreement under the laws of the State of New York, by which this Agreement is expressed to be governed. Subject to the terms and conditions contained in this Agreement, immediately upon the registration of the issuance of the Second Closing Telenor Shares with the FCSM and in any event prior to the Issuer's execution of any other agreement with respect to any of the Second Closing Telenor Shares, the Issuer and Telenor shall execute the Individual Share Purchase Agreement (osnovnoi dogovor) attached as Annex A to Schedule 2.02(a)(iii) which shall incorporate by reference the terms and conditions of this Agreement applicable to Telenor, except that this Section 2.02(a)(iii)(B) shall be excluded.

         (b)   Purchase Price.

                  (i) Eco Telecom. Subject to the terms and conditions hereof and in consideration of the sale and transfer to Eco Telecom by the Issuer of the Second Closing Eco Telecom Shares, on the Second Closing Date, Eco Telecom shall pay to the Issuer the Second Closing Eco Telecom Purchase Price in the manner provided in Section 2.02(c)(ii) and the Second Closing Eco Telecom Purchase Price shall be allocable entirely to, and deemed to be in consideration of, the Second Closing Eco Telecom Shares being purchased hereunder.


                  (ii) VIP. Subject to the terms and conditions hereof and in consideration of the sale and transfer to VIP by the Issuer of the Second Closing VIP Shares, on the Second Closing Date, in the event that VIP exercises the Second Closing VIP Option pursuant to Section 2.04, VIP shall pay to the Issuer the Second Closing VIP Purchase Price in the manner provided in Section 2.02(c)(ii) and the Second Closing VIP Purchase Price shall be allocable entirely to, and deemed to be in consideration of, the Second Closing VIP Shares being purchased hereunder.

                  (iii) Telenor. Subject to the terms and conditions hereof and in consideration of the sale and transfer to Telenor by the Issuer of the Second Closing Telenor Shares, on the Second Closing Date, in the event that Telenor exercises the Second Closing Telenor Option pursuant to Section 2.04, Telenor shall pay to the Issuer the Second Closing Telenor Purchase Price in the manner provided in Section 2.02(c)(ii) and the Second Closing Telenor Purchase Price shall be allocable entirely to, and deemed to be in consideration of, the Second Closing Telenor Shares being purchased hereunder.

       (c)    Pre-Closing; Closing

                  (i) Pre-Closing. On a date which is five (5) Business Days prior to the Second Closing Date the Issuer, Eco Telecom, VIP and Telenor, if applicable, shall (i) attend a pre-closing meeting (the "SECOND CLOSING PRE-CLOSING MEETING") at the offices of VIP's counsel, located at Ducat Place II, 7 Gasheka Street, Moscow 123056, Russian Federation (or at such other place as Eco Telecom and the Issuer, and VIP and Telenor if applicable, mutually agree) at 10:00 am local time, and (ii) review the documents to be delivered at the Second Closing to determine whether the conditions precedent specified in
Article X with respect to the Second Closing have been, or will on the Second Closing Date be capable of being, fulfilled. At the Second Closing Pre-Closing Meeting, VIP shall present its calculations concerning the re-distributions of Preferred Stock required at the Second Closing pursuant to Section 2.08.

                  (ii) Closing. The Second Closing will take place at the offices of VIP's counsel at the address set out in the immediately preceding paragraph, or at such other place as Eco Telecom and the Issuer, and VIP and Telenor, if applicable, mutually agree, at 10:00 am local time on the Second Closing Date. On the Second Closing Date, (A) if the conditions precedent specified in Article X with respect to the Second Closing have been fulfilled (or properly waived in writing in accordance with Article X), then (i) Eco Telecom shall pay to the Issuer the Second Closing Eco Telecom Purchase Price in US dollars, by wire transfer of immediately available funds to the account(s) designated by the Issuer, and (ii) upon receipt by the Issuer of the Second Closing Eco Telecom Purchase Price, the Issuer shall deliver immediately to Eco Telecom an extract from the share register of the Issuer issued by the Registrar and showing Eco Telecom as the owner of the Second Closing Eco Telecom Shares;
(B) in the event that VIP exercises the Second Closing VIP Option and if the conditions precedent specified in Article X have been fulfilled (or properly waived in writing in accordance with Article X), then (i) VIP shall pay to the Issuer the Second Closing VIP Purchase Price in rubles based on the CBR dollar to ruble exchange rate for the Business Day immediately preceding the Second Closing Date, by wire transfer of immediately available funds to the account(s) designated by the Issuer, and (ii) upon receipt by the Issuer of the Second Closing VIP Purchase Price, the Issuer shall deliver immediately to VIP an extract from the share register of the Issuer issued by the Registrar and showing VIP as the owner of the Second Closing VIP Shares; and (C) in the event that Telenor exercises the Second Closing Telenor Option and if the conditions precedent specified in Article X have been fulfilled (or properly waived in writing in accordance with Article X), then (i) Telenor shall pay to the Issuer the Second Closing Telenor Purchase Price in US dollars, by wire transfer of immediately available funds to the account(s) designated by the Issuer, and (ii) upon receipt by the Issuer of the Second Closing Telenor Purchase Price, the Issuer shall deliver immediately to Telenor an extract from the share register of the Issuer issued by the Registrar and showing Telenor as the owner of the Second Closing Telenor Shares.

2.03     Third Closing

         (a) Purchase and Sale

                  (i) Eco Telecom.

                           (A) Subject to the terms and conditions contained in
this Agreement and in accordance with the procedures set forth in Schedule 2.03(a)(i) attached hereto, on the Third Closing Date, (x) the Issuer shall issue and sell to Eco Telecom, and (y) Eco Telecom shall purchase from the Issuer, the Third Closing Eco Telecom Shares.

                           (B) Subject to the terms and conditions of this
Agreement, solely for the purpose of Russian Law and solely to the extent Russian Law may be applicable (i) this Agreement shall be considered a preliminary agreement (predvaritelnyi dogovor) and not a transaction involving securities (sdelka s tsennymi bumagami); (ii) by virtue of entering into this Agreement, (x) the Issuer shall not be obligated to transfer any Third Closing Eco Telecom Shares to Eco Telecom or be considered to have offered any Third Closing Eco Telecom Shares to Eco Telecom and (y) Eco Telecom shall not be obligated to purchase any Third Closing Eco Telecom Shares from the Issuer or to make payment for any Third Closing Eco Telecom Shares;

(iii) the actual transactions contemplated by Section 2.03(a)(i)(A) shall not constitute transactions involving securities (sdelki s tsennymi bumagami); and
(iv) in no event shall such transactions take place before the registration of the issuance of the Third Closing Eco Telecom Shares with the FCSM and payment in full for the Third Closing Eco Telecom Shares by Eco Telecom, if and to the extent such registration and payment are required under Russian Law. The placement of the Third Closing Eco Telecom Shares shall occur on the date on which the Third Closing Eco Telecom Shares are disposed of (otchuzdeny) by the Issuer in favor of Eco Telecom, by transferring the title to the Third Closing Eco Telecom Shares to Eco Telecom at the Third Closing. This Section 2.03(a)(i)(B) shall have no effect on the interpretation of this Agreement under the laws of the State of New York, by which this Agreement is expressed to be governed. Subject to the terms and conditions contained in this Agreement, immediately upon the registration of the issuance of the Third Closing Eco Telecom Shares with the FCSM and in any event prior to the Issuer's execution of any other agreement with respect to any of the Third Closing Eco Telecom Shares, the Issuer and Eco Telecom shall execute the Individual Share Purchase Agreement (osnovnoi dogovor) attached as Annex A to Schedule 2.03(a)(i) which shall incorporate by reference the terms and conditions of this Agreement applicable to Eco Telecom, except that this Section 2.03(a)(i)(B) shall be excluded.

(ii)     VIP.

                           (A) Subject to the terms and conditions contained in
this Agreement and in accordance with the procedures set forth in Schedule 2.03(a)(ii) attached hereto, on the Third Closing Date, in the event that VIP exercises the Third Closing VIP Option pursuant to Section 2.05, (x) the Issuer shall issue and sell to VIP, and (y) VIP shall purchase from the Issuer, the Third Closing VIP Shares.

                           (B) Subject to the terms and conditions of this
Agreement, solely for the purpose of Russian Law and solely to the extent Russian Law may be applicable (i) this Agreement shall be considered a preliminary agreement (predvaritelnyi dogovor) and not a transaction involving securities (sdelka s tsennymi bumagami); (ii) by virtue of entering into this Agreement, (x) the Issuer shall not be obligated to transfer any Third Closing VIP Shares to VIP or be considered to have offered any Third Closing VIP Shares to VIP and (y) VIP shall not be obligated to purchase any Third Closing VIP Shares from the Issuer or to make payment for any Third Closing VIP Shares;
(iii) the actual transactions contemplated by Section 2.03(a)(ii)(A) shall not constitute transactions involving securities (sdelki s tsennymi bumagami); and
(iv) in no event shall such transactions take place before the registration of the issuance of the Third Closing VIP Shares with the FCSM and payment in full for the Third Closing VIP Shares by VIP, if and to the extent such registration and payment are required under Russian Law. The placement of the Third Closing VIP Shares shall occur on the date on which the Third Closing VIP Shares are disposed of (otchuzdeny) by the Issuer in favor of VIP, by transferring the title to the Third Closing VIP Shares to VIP at the Third Closing. This Section 2.03(a)(ii)(B) shall have no effect on interpretation of this Agreement under the laws of the State of New York, by which this Agreement is expressed to be governed. Subject to the terms and conditions contained in this Agreement, immediately upon the registration of the issuance of the Third Closing VIP Shares with the FCSM and in any event prior to the Issuer's execution of any other agreement with respect to any of the Third Closing VIP Shares, the Issuer and VIP shall execute the

Individual Share Purchase Agreement (osnovnoi dogovor) attached as Annex A to
Schedule 2.03(a)(ii) which shall incorporate by reference the terms and conditions of this Agreement applicable to VIP, except that this Section 2.03(a)(ii)(B) shall be excluded.

         (iii) Telenor.

                           (A) Subject to the terms and conditions contained in
this Agreement and in accordance with the procedures set forth in Schedule 2.03(a)(iii) attached hereto, on the Third Closing Date, in the event that Telenor exercises the Third Closing Telenor Option pursuant to Section 2.05, (x) the Issuer shall issue and sell to Telenor, and (y) Telenor shall purchase from the Issuer, the Third Closing Telenor Shares.


                           (B) Subject to the terms and conditions of this
Agreement, solely for the purpose of Russian Law and solely to the extent Russian Law may be applicable (i) this Agreement shall be considered a preliminary agreement (predvaritelnyi dogovor) and not a transaction involving securities (sdelka s tsennymi bumagami); (ii) by virtue of entering into this Agreement, (x) the Issuer shall not be obligated to transfer any Third Closing Telenor Shares to Telenor or be considered to have offered any Third Closing Telenor Shares to Telenor and (y) Telenor shall not be obligated to purchase any Third Closing Telenor Shares from the Issuer or to make payment for any Third Closing Telenor Shares; (iii) the actual transactions contemplated by Section 2.03(a)(iii)(A) shall not constitute transactions involving securities (sdelki s tsennymi bumagami); and (iv) in no event shall such transactions take place before the registration of the issuance of the Third Closing Telenor Shares with the FCSM and payment in full for the Third Closing Telenor Shares by Telenor, if and to the extent such registration and payment are required under Russian Law. The placement of the Third Closing Telenor Shares shall occur on the date on which the Third Closing Telenor Shares are disposed of (otchuzdeny) by the Issuer in favor of Telenor, by transferring the title to the Third Closing Telenor Shares to Telenor at the Third Closing. This Section 2.03(a)(iii)(B) shall have no effect on the interpretation of this Agreement under the laws of the State of New York, by which this Agreement is expressed to be governed. Subject to the terms and conditions contained in this Agreement, immediately upon the registration of the issuance of the Third Closing Telenor Shares with the FCSM and in any event prior to the Issuer's execution of any other agreement with respect to any of the Third Closing Telenor Shares, the Issuer and Telenor shall execute the Individual Share Purchase Agreement (osnovnoi dogovor) attached as Annex A to Schedule 2.03(a)(iii) which shall incorporate by reference the terms and conditions of this Agreement applicable to Telenor, except that this Section 2.03(a)(iii)(B) shall be excluded.

         (b) Purchase Price

                  (i) Eco Telecom. Subject to the terms and conditions hereof and in consideration of the sale and transfer to Eco Telecom by the Issuer of the Third Closing Eco Telecom Shares, on the Third Closing Date, Eco Telecom shall pay to the Issuer the Third Closing Eco Telecom Purchase Price in the manner provided in Section 2.03(c)(ii) and the Third Closing Eco Telecom Purchase Price shall be allocable entirely to, and deemed to be in consideration of, the Third Closing Eco Telecom Shares being purchased hereunder.

                  (ii) VIP. Subject to the terms and conditions hereof and in consideration of the sale and transfer to VIP by the Issuer of the Third Closing VIP Shares, on the Third Closing Date, in the event that VIP exercises the Third Closing VIP Option pursuant to Section 2.05, VIP shall pay to the Issuer the Third Closing VIP Purchase Price in the manner provided in Section 2.03(c)(ii) and the Third Closing VIP Purchase Price shall be allocable entirely to, and deemed to be in consideration of, the Third Closing VIP Shares being purchased hereunder.

                  (iii) Telenor. Subject to the terms and conditions hereof and in consideration of the sale and transfer to Telenor by the Issuer of the Third Closing Telenor Shares, on the Third Closing Date, in the event that Telenor exercises the Third Closing Telenor Option pursuant to Section 2.05, Telenor shall pay to the Issuer the Third Closing Telenor Purchase Price in the manner provided in Section 2.03(c)(ii) and the Third Closing Telenor Purchase Price shall be allocable entirely to, and deemed to be in consideration of, the Third Closing Telenor Shares being purchased hereunder.

         (c) Pre-Closing; Closing

                  (i) Pre-Closing. On a date which is five (5) Business Days prior to the Third Closing Date the Issuer and Eco Telecom, and VIP and Telenor, if applicable, shall (i) attend a pre-closing meeting ("the THIRD CLOSING PRE-CLOSING MEETING") at the offices of the VIP's counsel, located at Ducat Place II, 7 Gasheka Street, Moscow 123056, Russian Federation (or at such other place as Eco Telecom and the Issuer, and VIP and Telenor, if applicable, mutually agree) at 10:00 am local time, and (ii) review the documents to be delivered at the Third Closing to determine whether the conditions precedent specified in Article XI with respect to the Third Closing have been, or will on the Third Closing Date be capable of being, fulfilled. At the Third Closing Pre-Closing Meeting, VIP shall present its calculations concerning the re-distributions of Preferred Stock required at the Third Closing pursuant to
Section 2.09.

                  (ii) Closing. The Third Closing will take place at the offices of VIP's counsel at the address set out in the immediately preceding paragraph, or at such other place as Eco Telecom and the Issuer, and VIP and Telenor, if applicable, mutually agree, at 10:00 am local time on the Third Closing Date. On the Third Closing Date, (A) if the conditions precedent specified in Article XI with respect to the Third Closing have been fulfilled (or properly waived in writing in accordance with Article XI), then (i) Eco Telecom shall pay to the Issuer the Third Closing Eco Telecom Purchase Price in US dollars, by wire transfer of immediately available funds to the account(s) designated by the Issuer, and (ii) upon receipt by the Issuer of the Third Closing Eco Telecom Purchase Price, the Issuer shall deliver immediately to Eco Telecom an extract from the share register of the Issuer issued by the Registrar and showing Eco Telecom as the owner of the Third Closing Eco Telecom Shares; (B) in the event that VIP exercises the Third Closing VIP Option and if the conditions precedent specified in Article XI with respect to the Third Closing have been fulfilled (or properly waived in writing in accordance with Article XI), then (i) VIP shall pay to the Issuer the Third Closing VIP Purchase Price in rubles based on the CBR dollar to ruble exchange rate from the Business Day immediately preceding the Third Closing Date, by wire transfer of immediately available funds to the account(s) designated by the Issuer, and (ii) upon receipt by the Issuer of the Third Closing VIP Purchase Price, the Issuer shall deliver immediately to VIP an extract from the share register of the Issuer issued by the

Registrar and showing VIP as the owner of the Third Closing VIP Shares; and (C) in the event that Telenor exercises the Third Closing Telenor Option and if the conditions precedent specified in Article XI have been fulfilled (or properly waived in writing in accordance with Article XI), then (i) Telenor shall pay to the Issuer the Third Closing Telenor Purchase Price in US dollars, by wire transfer of immediately available funds to the account(s) designated by the Issuer, and (ii) upon receipt by the Issuer of the Third Closing Telenor Purchase Price, the Issuer shall deliver immediately to Telenor an extract from the share register of the Issuer issued by the Registrar and showing Telenor as the owner of the Third Closing Telenor Shares. Upon payment by Eco Telecom of the Third Closing Eco Telecom Purchase Price in accordance with this Section 2.03, the Issuer shall cause to be delivered to each party to this Agreement a certificate of the bank to which the Third Closing Eco Telecom Purchase Price is paid confirming that the Third Closing Eco Telecom Purchase Price has been received by the Issuer into its account.

2.04     Second Closing Purchase Options

         (a) VIP Option. Subject to the terms and conditions hereof, including without limitation Section 2.02(a)(ii), on but not later than the Second Closing Date, VIP shall have the option, exercisable by written notice to the Issuer and Telenor (the "SECOND CLOSING VIP OPTION"):

                  (i) to purchase from the Issuer newly-issued shares of Common Stock in the amount (but not less than the amount) equal to fifty percent (50%) of the number of Second Closing Eco Telecom Shares required to be purchased by Eco Telecom at the Second Closing (assuming the conditions precedent specified in Article X have been fulfilled or properly waived by Eco Telecom) (the "SECOND CLOSING VIP PRIMARY OPTION SHARES") for a purchase price in an amount equal to the product of the Second Closing VIP Primary Option Shares and the Per Share Price (the "SECOND CLOSING VIP PRIMARY OPTION PURCHASE PRICE"); or

                  (ii) in the event Telenor does not exercise the Second Closing Telenor Option at the Second Closing, to purchase from the Issuer newly-issued shares of Common Stock in the amount (but not less than the amount) equal to one hundred percent (100%) of the number of Second Closing Eco Telecom Shares required to be purchased by Eco Telecom at the Second Closing (assuming the conditions precedent specified in Article X have been fulfilled or properly waived by Eco Telecom) (the "SECOND CLOSING VIP SECONDARY OPTION SHARES") for a purchase price in an amount equal to the product of the Second Closing VIP Secondary Option Shares and the Per Share Price.

         (b) Telenor Option. Subject to the terms and conditions hereof, including without limitation Section 2.02(a)(iii), on but not later than the Second Closing Date, Telenor shall have the option, exercisable by written notice to the Issuer and VIP (the "SECOND CLOSING TELENOR OPTION"):

                  (i) to purchase from the Issuer newly-issued shares of Common Stock in the amount (but not less than the amount) equal to fifty percent (50%) of the number of Second Closing Eco Telecom Shares required to be purchased by Eco Telecom at the Second Closing (assuming the conditions precedent specified in Article X have been fulfilled or properly waived by Eco Telecom) (the "SECOND CLOSING TELENOR PRIMARY OPTION SHARES") for a purchase price in an amount equal to the product of the Second Closing Telenor Primary Option Shares and the Per Share Price (the "SECOND CLOSING TELENOR PRIMARY OPTION PURCHASE PRICE"); or

                  (ii) in the event VIP does not exercise the Second Closing VIP Option at the Second Closing, to purchase from the Issuer newly-issued shares of Common Stock in the amount (but not less than the amount) equal to one hundred percent (100%) of the number of Second Closing Eco Telecom Shares required to be purchased by Eco Telecom at the Second Closing (assuming the conditions precedent specified in Article X have been fulfilled or properly waived by Eco Telecom) (the "SECOND CLOSING TELENOR SECONDARY OPTION SHARES") for a purchase price in an amount equal to the product of the Second Closing Telenor Secondary Option Shares and the Per Share Price; provided, however, that Telenor may, at its further option, reduce the number of Second Closing Telenor Secondary Option Shares to be purchased by it hereunder by such number of shares as is necessary in order to result in Telenor owning, immediately following the Second Closing, twenty percent (20%) minus one (1) share of the outstanding voting capital stock of the Issuer (determined after taking into account all shares issued in the Second Closing) (the number of shares by which the Second Closing Telenor Secondary Option Shares are reduced hereunder, the "SECOND CLOSING TELENOR REDUCED SHARES").

         (c) Second Closing Due Diligence Review.

                  (i) During the period commencing ninety (90) calendar days prior to the Second Closing Date and ending on the Second Closing Date, the Issuer shall grant VIP and Telenor (and their respective authorized Representatives) reasonable access during normal business hours to its, and its Subsidiaries', premises, Books and Records and employees in order for VIP and Telenor to perform a due diligence review of the Issuer's business and operations.

                  (ii) With respect to each of VIP and Telenor, the Issuer shall, no later than thirty (30) Business Days prior to the Second Closing Date, deliver to each of VIP and Telenor in writing all information reasonably requested in writing by such Purchaser (provided that such written request by such Purchaser was delivered to the Issuer no later than forty (40) Business Days prior to the Second Closing Date).

                  (iii) Between such fortieth (40th) Business Day prior to the Second Closing Date and the Second Closing Date, the Issuer shall use reasonable efforts to promptly supply in writing all other information reasonably requested by VIP and Telenor in writing.

         (d) Notice of Intention. At the Second Closing Pre-Closing Meeting, each of VIP and Telenor shall deliver written notice (the "SECOND CLOSING NOTICE OF INTENTION") to the other and the Issuer stating whether (and to what extent) it intends to exercise its option pursuant to Section 2.04 (with respect to each of VIP and Telenor, its "SECOND CLOSING OPTION"). The Second Closing Notice of Intention shall be for the sole purpose of providing reasonable notice to the Issuer and each of VIP and Telenor of VIP's and/or Telenor's intention to exercise its Second Closing Option and shall in no way obligate VIP or Telenor to exercise its Second Closing Option on the Second Closing Date in the manner indicated in the Second Closing

Notice of Intention or otherwise; provided, however, that each of VIP and Telenor shall be deemed to have elected not to exercise its Second Closing Option if it fails to attend the Second Closing Pre-Closing Meeting and deliver a Second Closing Notice of Intention as provided herein.

         (e) Disclosure Letter.

                  (i) Ten (10) Business Days prior to the Second Closing Date, the Issuer shall deliver to VIP and Telenor the Disclosure Letter in the form attached hereto as Exhibit B with the information contemplated to be included in the schedules thereto to be provided as of the date of delivery of such letter (the "SECOND CLOSING DISCLOSURE LETTER").

                  (ii) By no later than 10:00 a.m. (Moscow time) on the Business Day immediately preceding the Second Closing Date, the Issuer shall re-deliver to VIP and Telenor the Second Closing Disclosure Letter with the information included in the letter and the schedules thereto updated as of the date of delivery of such letter (the "UPDATED SECOND CLOSING DISCLOSURE LETTER"). The Updated Second Closing Disclosure Letter (including the schedules thereto) shall be clearly marked to show all changes from the Second Closing Disclosure Letter. If notwithstanding the foregoing, the Updated Second Closing Disclosure Letter shall be delivered after 10:00 a.m. (Moscow time) on such date, then the closing date with respect to the Second Closing VIP Shares and the Second Closing Telenor Shares only shall be postponed to (A) one (1) Business Day following the date of delivery of such Updated Second Closing Disclosure Letter (if such letter is delivered by 10:00 a.m. (Moscow time) on the date of delivery) or (B) two (2) Business Days following the date of delivery of such Updated Second Closing Disclosure Letter (if such letter is delivered after 10:00 a.m. (Moscow time) on the date of delivery). At such later closing date, VIP and Telenor shall have the right, but not the obligation, to purchase (and the Issuer shall have the obligation to sell to VIP and Telenor) the Second Closing VIP Shares and the Second Closing Telenor Shares, at the same price and in the same manner as VIP and Telenor were each entitled to purchase such shares at the Second Closing. The Second Closing Disclosure Letter and the Updated Second Closing Disclosure Letter shall be considered delivered to VIP and Telenor for purposes of this Agreement if such letters are delivered to the Moscow offices of VIP and the Moscow offices of both Telenor and Telenor's legal counsel, respectively, as indicated in Section 15.01.

                  (iii) Provided that the Issuer has complied with its obligations under Section 2.04(c), on the Second Closing Date (or such later closing date as contemplated in clause (ii) above or Section 2.04(g)), each of VIP and Telenor (if they exercise their respective Second Closing Options) shall represent to the Issuer in writing (by a certificate signed by the President or member of the Board of Directors of such Purchaser) as to whether there is any breach by the Issuer actually known to such Purchaser of any representation or warranty made by the Issuer in the Updated Second Closing Disclosure Letter. "Actually known" for purposes of this clause (iii) shall mean that such Purchaser has been informed in writing, whether in the form of written responses or any written materials or documentation provided to such Purchaser by the Issuer or its counsel, independent accountants or financial advisor.

         (f) Waivers of Option Exercise. In the event that either VIP or Telenor elect not to exercise its Second Closing Option, VIP and/or Telenor, as the case may be shall (not later than the Second Closing Date or such later date, if applicable, to which the closing date with respect to the Second Closing VIP Shares and/or the Second Closing Telenor Shares has been postponed in accordance with Section 2.04(e) or Section 2.04(g)) deliver an option waiver notice to the Issuer in the form attached hereto as Exhibit C.

         (g) Consequences of Failure to Consummate Second Closing; Additional Second Closing.

                  (i) Notwithstanding any provision of this Agreement to the contrary, if Eco Telecom for whatever reason does not pay the Second Closing Eco Telecom Purchase Price to the Issuer on the Second Closing Date, all rights and obligations of each party hereto under Sections 2.03 and 2.05 shall terminate; provided, however, that Eco Telecom will be deemed to have breached its obligations under this Agreement to pay the Second Closing Eco Telecom Purchase Price and the Third Closing Eco Telecom Purchase Price, respectively, if Eco Telecom does not pay the Second Closing Eco Telecom Purchase Price to the Issuer on the Second Closing Date for any reason other than due to non-fulfillment on the Second Closing Date of the conditions precedent contained in paragraphs (b) through (g) of Section 10.01

                  (ii) Notwithstanding any provision of this Agreement to the contrary, following an Eco Telecom Second Closing Contribution Default and provided that at the Second Closing VIP has the right pursuant to Section 2.04(a)(ii) to purchase the Second Closing VIP Secondary Option Shares, VIP may, in its sole discretion by written notice to the Issuer and Telenor delivered on the Second Closing Date, elect to postpone the closing date with respect only to its purchase of fifty percent (50%) of the aggregate amount of shares of Common Stock which VIP has the right to purchase pursuant to Section 2.04(a)(ii) to a date which is no later than five (5) Business Days following the Second Closing Date. At such later closing date, VIP shall have the right, but not the obligation, to purchase (and the Issuer shall have the obligation to sell to VIP) such shares, at the same purchase price and in the same manner as VIP was entitled to purchase such shares at the Second Closing, provided that no additional Disclosure Letter need be delivered.

                  (iii) Notwithstanding any provision of this Agreement to the contrary, following an Eco Telecom Second Closing Contribution Default and provided that at the Second Closing Telenor has the right pursuant to Section 2.04(b)(ii) to purchase the Second Closing Telenor Secondary Option Shares, Telenor may, in its sole discretion by written notice to the Issuer and VIP delivered on the Second Closing Date, elect to postpone the closing date with respect only to its purchase of fifty percent (50%) of the aggregate amount of shares of Common Stock which Telenor has the right to purchase pursuant to
Section 2.04(b)(ii) to a date which is no later than five (5) Business Days following the Second Closing Date. At such later closing date, Telenor shall have the right, but not the obligation, to purchase (and the Issuer shall have the obligation to sell to Telenor) such shares, at the same purchase price and in the same manner as Telenor was entitled to purchase such shares at the Second Closing, provided that no additional Disclosure Letter need be delivered.

2.05     Third Closing Purchase Options

         (a) VIP Option. Subject to the terms and conditions hereof, including without limitation Section 2.03(a)(ii), on but not later than the Third Closing Date, VIP shall have the option, exercisable by written notice to the Issuer and Telenor (the "THIRD CLOSING VIP OPTION"):

                  (i) to purchase from the Issuer newly-issued shares of Common Stock in the amount equal to (A) fifty percent (50%) of the number of Third Closing Eco Telecom Shares required to be purchased by Eco Telecom at the Third Closing (assuming the conditions precedent specified in Article XI have been fulfilled or properly waived by Eco Telecom) or (B) a lesser number of such shares of Common Stock as may be required for VIP to maintain its ownership in the Issuer at fifty percent (50%) plus one share of the outstanding voting capital stock of the Issuer (the "THIRD CLOSING VIP PRIMARY OPTION SHARES") for a purchase price in an amount equal to the product of the Third Closing VIP Primary Option Shares and the Per Share Price (the "THIRD CLOSING VIP PRIMARY OPTION PURCHASE PRICE"); or

                  (ii) (x) to purchase from the Issuer newly-issued shares of Common Stock in the amount equal to (A) the Third Closing VIP Primary Option Shares plus (B) the Second Closing VIP Primary Option Shares (or, at VIP's further option, such lesser number of such shares of Common Stock as may be required for VIP to maintain its ownership in the Issuer at fifty percent (50%) plus one share of the outstanding voting capital stock of the Issuer) provided that the Second Closing VIP Primary Option Shares were not purchased by VIP or Telenor at the Second Closing (the shares as provided in this clause (B), the "THIRD CLOSING VIP SECONDARY OPTION SHARES"), (y) for a purchase price equal to
(A) the Third Closing VIP Primary Option Purchase Price plus (B) the product of the Third Closing VIP Secondary Option Shares and the Per Share Price (the "THIRD CLOSING VIP SECONDARY OPTION PURCHASE PRICE"); or

                  (iii) in the event Telenor does not exercise its option to purchase the Third Closing Telenor Primary Option Shares or, if available, the Third Closing Telenor Secondary Option Shares or exercises neither such option at the Third Closing, and provided further, that VIP purchases the Third Closing VIP Primary Option Shares in the maximum amount and, if available, the Third Closing VIP Secondary Option Shares in the maximum amount at the Third Closing
(x) to purchase from the Issuer newly-issued shares of Common Stock in the amount (but not less than the amount) equal to the Third Closing Telenor Primary Option Shares or the Third Closing Telenor Secondary Option Shares or both, as VIP may elect (provided that Telenor has not previously exercised such options),
(y) for a purchase price equal to (in addition to the Third Closing VIP Primary Option Purchase Price and the Third Closing VIP Secondary Option Purchase Price, if applicable) the Third Closing Telenor Primary Option Purchase Price and/or the Third Closing Telenor Secondary Option Purchase Price, as the case may be.

         (b) Telenor Option. Subject to the terms and conditions hereof, including without limitation, Section 2.03(a)(iii), on but not later than the Third Closing Date, Telenor shall have the option, exercisable by written notice to the Issuer and VIP (the "THIRD CLOSING TELENOR OPTION"):

                  (i) to purchase from the Issuer newly-issued shares of Common Stock in the amount (but not less than the amount) equal to fifty percent (50%) of the number of Third Closing Eco Telecom Shares required to be purchased by Eco Telecom at the Third Closing (assuming the conditions precedent specified in Article XI have been fulfilled or properly waived by Eco Telecom) plus the Second Closing Telenor Reduced Shares if not previously purchased (the "THIRD CLOSING TELENOR PRIMARY OPTION SHARES") for a purchase price in an amount equal to the product of the Third Closing Telenor Primary Option Shares and the Per Share Price (the "THIRD CLOSING TELENOR PRIMARY OPTION PURCHASE PRICE"); or

                  (ii) (x) to purchase from the Issuer newly-issued shares of Common Stock in the amount (but not less than the amount) equal to (A) the Third Closing Telenor Primary Option Shares plus (B) the Second Closing Telenor Primary Option Shares provided that the Second Closing Telenor Primary Option Shares were not purchased by Telenor or VIP at the Second Closing (the shares as provided in this clause (B), the "THIRD CLOSING TELENOR SECONDARY OPTION SHARES"), (y) for a purchase price equal to (A) the Third Closing Telenor Primary Option Purchase Price plus (B) the product of the Third Closing Telenor Secondary Option Shares and the Per Share Price (the "THIRD CLOSING TELENOR SECONDARY OPTION PURCHASE PRICE"); or

                  (iii) in the event VIP does not exercise all or any portion of its option to purchase the Third Closing VIP Primary Option Shares or, if available, the Third Closing VIP Secondary Option Shares or exercises neither such option at the Third Closing, and provided further, that Telenor purchases the Third Closing Telenor Primary Option Shares and, if available, the Third Closing Telenor Secondary Option Shares) at the Third Closing (x) to purchase from the Issuer newly-issued shares of Common Stock in the amount (but not less than the amount) equal to the Third Closing VIP Primary Option Shares or the Third Closing VIP Secondary Option Shares or both, as Telenor may elect (but only to the extent that VIP has not previously exercised such options with respect to such shares) (the "THIRD CLOSING TELENOR TERTIARY OPTION SHARES"),
(y) for a purchase price equal to (in addition to the Third Closing Telenor Primary Option Purchase Price and the Third Closing Telenor Secondary Option Purchase Price, if applicable) the product of the Third Closing Telenor Tertiary Option Shares and the Per Share Price.

         (c) Notice of Intention.

                  (i) VIP Notice of Intention. At least ninety (90) days prior to the Third Closing Date, VIP must provide written notice (the "VIP THIRD CLOSING NOTICE OF INTENTION") to the Issuer and Telenor stating whether and to what extent VIP intends to exercise at the Third Closing its option to purchase the Third Closing VIP Primary Option Shares and/or the Third Closing VIP Secondary Option Shares, if applicable. At the Third Closing, Telenor shall have the option pursuant to Section 2.05(b)(iii) to purchase (i) any such shares which VIP has the right to purchase but indicates in the VIP Third Closing Notice of Intention that it is not intending to purchase or (ii) all such shares if VIP fails to deliver the VIP Third Closing Notice of Intention on or prior to the first day of such ninety (90) day period. Notwithstanding anything in this
Section 2.05(c) to the contrary, VIP shall be under no obligation to purchase at the Third Closing any shares of Common Stock that the Notice of Intention indicates an intention by VIP to purchase.

                  (ii) Telenor Notice of Intention. At the Third Closing Pre-Closing Meeting, Telenor shall deliver written notice (the "TELENOR THIRD CLOSING NOTICE OF INTENTION") to VIP and the Issuer stating whether (and to what extent) it intends to exercise its Third Closing Telenor Option. The Telenor Third Closing Notice of Intention shall be for the sole purpose of providing reasonable notice to the Issuer and VIP of Telenor's intention to exercise its Third Closing Telenor Option and shall in no way obligate Telenor to exercise its Third Closing Telenor Option on the Third Closing Date in the manner indicated in the Telenor Third Closing Notice of Intention or otherwise; provided, however, that Telenor shall be deemed to have elected not to exercise its Third Closing Telenor Option if it fails to attend the Third Closing Pre-Closing Meeting and deliver a Telenor Third Closing Notice of Intention as provided herein.

         (d)      Third Closing Due Diligence Review.

                  (i) During the period commencing one hundred twenty (120) calendar days prior to the Third Closing Date and ending on the Third Closing Date, the Issuer shall grant VIP and Telenor (and their respective authorized Representatives), reasonable access during normal business hours to its, and its Subsidiaries', premises, Books and Records and employees in order for VIP and Telenor to perform a due diligence review of the Issuer's business and operations.

                  (ii) With respect to each of VIP and Telenor, the Issuer shall, no later than thirty (30) Business Days prior to the Third Closing Date, deliver to each of VIP and Telenor in writing all information reasonably requested in writing by such Purchaser (provided that such written request by such Purchaser was delivered to the Issuer no later than forty (40) Business Days prior to the Third Closing Date).

                  (iii) Between such fortieth (40th) Business Day prior to the Third Closing Date and the Third Closing Date, the Issuer shall use reasonable efforts to promptly supply in writing all other information reasonably requested by VIP and Telenor in writing.

         (e)      Disclosure Letter.

                  (i) Ten (10) Business Days prior to the Third Closing Date, the Issuer shall deliver to VIP and Telenor the Disclosure Letter in the form attached hereto as Exhibit B with the information contemplated to be included in the schedules thereto to be provided as of the date of delivery of such letter (the "THIRD CLOSING DISCLOSURE LETTER").

                  (ii) By no later than 10:00 a.m. (Moscow time) on the Business Day immediately preceding the Third Closing Date, the Issuer shall re-deliver to VIP and Telenor the Third Closing Disclosure Letter with the information included in the letter and the schedules thereto updated as of the date of delivery of such letter (the "UPDATED THIRD CLOSING DISCLOSURE LETTER"). The Updated Third Closing Disclosure Letter (including the schedules thereto) shall be clearly marked to show all changes from the Third Closing Disclosure Letter. If notwithstanding the foregoing, the Updated Third Closing Disclosure Letter shall be delivered after 10:00 a.m. (Moscow time) on such date, then the closing date with respect to the Third Closing VIP Shares and the Third Closing Telenor Shares only shall be postponed to (A) one (1) Business Day following the date of delivery of such Updated Third Closing Disclosure Letter (if such letter is delivered by 10:00 a.m. (Moscow time) on the date of delivery) or (B) two (2) Business Days following the date of delivery of such Updated Third Closing Disclosure Letter (if such letter is delivered after 10:00 a.m. (Moscow time) on the date of delivery). At such later closing date, VIP and Telenor shall have the right, but not the obligation, to purchase (and the Issuer shall have the obligation to sell to VIP and Telenor) the Third Closing VIP Shares and the Third Closing Telenor Shares, at the same price and in the same manner as VIP and Telenor were each entitled to purchase such shares at the Third Closing. The Third Closing Disclosure Letter and the Updated Third Closing Disclosure Letter shall be considered delivered to VIP and Telenor for purposes of this Agreement if such letters are delivered to the Moscow offices of VIP and the Moscow offices of both Telenor and Telenor's legal counsel, respectively, as indicated in Section 15.01.

                  (iii) Provided that the Issuer has complied with its obligations under Section 2.05(d), on the Third Closing Date (or such later closing date as contemplated in clause (ii) above or Section 2.05(g)), each of VIP and Telenor (if they exercise their respective Third Closing Options) shall represent to the Issuer in writing (by a certificate signed by the President or member of the Board of Directors of such Purchaser) as to whether there is any breach by the Issuer actually known to such Purchaser of any representation or warranty made by the Issuer in the Updated Third Closing Disclosure Letter. "Actually known" for purposes of this clause (iii) shall mean that such Purchaser has been informed in writing, whether in the form of written responses or any written materials or documentation provided to such Purchaser by the Issuer or its counsel, independent accountants or financial advisor.

         (f) Waivers of Option Exercise. In the event that either VIP or Telenor elect not to exercise its Third Closing VIP Option or Third Closing Telenor Option, respectively, VIP and/or Telenor, as the case may be, shall (not later than the Third Closing Date or such later date, if applicable, to which the closing date with respect to the Third Closing VIP Shares and/or the Third Closing Telenor Shares has been postponed in accordance with Section 2.05(e) or
Section 2.05(g)) deliver an option waiver notice to the Issuer in the form attached hereto as Exhibit C.

         (g)      Additional Closing

                  (i) At the Third Closing, if VIP has the right pursuant to Section 2.05(a)(iii) to purchase the Third Closing Telenor Primary Option Shares and/or the Third Closing Telenor Secondary Option Shares, VIP may, in its sole discretion by written notice to the Issuer and Telenor delivered on the Third Closing Date, elect to postpone the closing date with respect only to its purchase of such shares to a date which is no later than five (5) Business Days from the Third Closing Date. At such later closing date, VIP shall have the right, but not the obligation, to purchase (and the Issuer shall have the obligation to sell to VIP) the same number of such shares, at the same purchase price and in the same manner as VIP was entitled to purchase such shares at the Third Closing, provided that no additional Disclosure Letter need be delivered.

                  (ii) At the Third Closing, if Telenor has the right pursuant to Section 2.05(b)(iii) to purchase the Third Closing VIP Primary Option Shares and/or the Third Closing VIP Secondary Option Shares, Telenor may, in its sole discretion by written notice to the Issuer and VIP delivered on the Third Closing Date, elect to postpone the closing date with respect only to its purchase of such shares to a date which is no later than five (5) Business Days from the Third Closing Date. At such later closing date, Telenor shall have the right, but not the obligation, to purchase (and the Issuer shall have the obligation to sell to Telenor) the same number of such shares, at the same purchase price and in the same manner as Telenor was entitled to purchase such shares at the Third Closing, provided that no additional Disclosure Letter need be delivered.

2.06     Effect of Eco Telecom Contribution Default on Purchase Options; Deemed
         Breach

         (a) Subject to Section 2.04(g)(i), the rights of VIP and Telenor under Sections 2.04 and 2.05 above shall not be affected by the occurrence of an Eco Telecom Second Closing Contribution Default or an Eco Telecom Third Closing Contribution Default, respectively.

         (b) Eco Telecom will be deemed to have breached its obligations under this Agreement to pay the Third Closing Eco Telecom Purchase Price if Eco Telecom does not pay the Third Closing Eco Telecom Purchase Price to the Issuer on the Third Closing Date for any reason other than due to non-fulfillment on the Third Closing Date of the conditions precedent contained in paragraphs
(a)(ii) through (a)(vii) of Section 11.01.

2.07     Preferred Stock

         (a)      Purchase and Sale

                  (i) Subject to the terms and conditions contained in this Agreement and in accordance with the procedures set forth in Schedule 2.07(a) attached hereto, on the Preferred Stock Closing Date, (i) the Issuer shall issue and sell to Eco Telecom, and (ii) Eco Telecom shall purchase from the Issuer, the Eco Telecom Preferred Stock.

                  (ii) Subject to the terms and conditions of this Agreement, solely for the purpose of Russian Law and solely to the extent Russian Law may be applicable (i) this Agreement shall be considered a preliminary agreement (predvaritelnyi dogovor) and not a transaction involving securities (sdelka s tsennymi bumagami); (ii) by virtue of entering into this Agreement, (x) the Issuer shall not be obligated to transfer the Eco Telecom Preferred Stock to Eco Telecom or be considered to have offered the Eco Telecom Preferred Stock to Eco Telecom and (y) Eco Telecom shall not be obligated to purchase the Eco Telecom Preferred Stock from the Issuer or to make payment for the Eco Telecom Preferred Stock; (iii) the actual transactions contemplated by
Section 2.07(a)(i) shall not constitute transactions involving securities (sdelki s tsennymi bumagami); and (iv) in no event shall such transactions take place before the registration of the issuance of the Eco Telecom Preferred Stock with the FCSM and payment in full for the Eco Telecom Preferred Stock by Eco Telecom, if and to the extent such registration and payment are required under Russian Law. The placement of the Eco Telecom Preferred Stock shall occur on the date on which the Eco Telecom Preferred Stock are disposed of (otchuzdeny) by the Issuer in favor of Eco Telecom, by transferring the title to the Eco Telecom Preferred Stock to Eco Telecom at the Preferred Stock Closing. This Section 2.07(a)(ii) shall have no effect on the interpretation of this Agreement under the laws of the State of New York, by which this Agreement is expressed to be governed. Subject to the terms and conditions contained in this Agreement, immediately upon the registration of the issuance of the Eco Telecom Preferred Stock with the FCSM and in any event prior to the Issuer's execution of any other agreement with respect to the Eco Telecom Preferred Stock, the Issuer and Eco Telecom shall execute a Preferred Stock Purchase Agreement (osnovnoi dogovor) which shall incorporate by reference the terms and conditions of this Agreement applicable to Eco Telecom, except that this Section 2.07(a)(ii) shall be excluded.

         (b)      Purchase Price

         Subject to the terms and conditions hereof and in consideration of the sale and transfer to Eco Telecom by the Issuer of the Eco Telecom Preferred Stock, on the Preferred Stock Closing Date, Eco Telecom shall pay to the Issuer the Preferred Stock Purchase Price in the manner provided in Section 2.07(c)(ii) and the Preferred Stock Purchase Price shall be allocable entirely to, and deemed to be in consideration of, the Eco Telecom Preferred Stock being purchased hereunder.

         (c)      Pre-Closing; Closing

                  (i) Pre-Closing. On a date which is five (5) Business Days prior to the Preferred Stock Closing Date (as notified by the Issuer to Eco Telecom, VIP and Telenor in writing) the Issuer, Eco Telecom, VIP and Telenor shall (i) attend a pre-closing meeting at the offices of VIP's counsel, located at Ducat Place II, 7 Gasheka Street, Moscow 123056, Russian Federation (or at such other place as the Issuer, Eco Telecom, VIP and Telenor mutually agree) at 10:00 am local time, and (ii) review the documents to be delivered at the Preferred Stock Closing.

                  (ii) Closing. The Preferred Stock Closing will take place at the offices of VIP's counsel at the address set out in the immediately preceding paragraph, or at such other place as the Issuer, Eco Telecom, VIP and Telenor mutually agree, at 10:00 am local time on the Preferred Stock Closing Date. At the Preferred Stock Closing, if the conditions precedent specified in
Article XI with respect to the Preferred Stock Closing have been fulfilled (or properly waived in writing in accordance with Article XI), then (i) Eco Telecom shall pay to the Issuer the Preferred Stock Purchase Price by wire transfer of immediately available funds to the account(s) designated by the Issuer, and (ii) upon receipt by the Issuer of the Preferred Stock Purchase Price, the Issuer shall deliver immediately to Eco Telecom an extract from the share register of the Issuer issued by the Registrar and showing Eco Telecom as the owner of the Eco Telecom Preferred Stock.

2.08     Redistribution of Preferred Stock at the Second Closing

         (a) The parties hereto agree that simultaneously with the Second Closing (or on the Second Closing Date in the event of an Eco Telecom Second Closing Contribution Default), Eco Telecom will sell at nominal value to each other Purchaser such number of shares of Preferred Stock, and each other Purchaser will purchase at nominal value from Eco Telecom such number of shares of Preferred Stock, so that after taking into account all shares of Common Stock actually issued in the Second Closing and the transfers of the Preferred Stock pursuant to this Section 2.08(a), each of the Purchasers will own the Second Closing Implied Percentage (or the

Second Closing Contribution Default Percentage in the event of a Second Closing Eco Telecom Contribution Default) (the Second Closing Implied Percentage or the Second Closing Contribution Default Percentage, as the case may be, the "SECOND CLOSING APPLICABLE PERCENTAGE"). For the avoidance of doubt, it is understood that Eco Telecom shall own twenty-five percent (25%) plus one (1) share of the voting capital stock of the Issuer after giving effect to the transactions contemplated in this Section 2.08, assuming that no Second Closing Eco Telecom Contribution Default has occurred and that Eco Telecom has not sold or otherwise disposed of any shares of Preferred Stock prior to the Second Closing.

         (b) If shares of Common Stock are purchased at any Additional Second Closing following the Second Closing Date, then, simultaneously with such Additional Second Closing, each Purchaser will sell at nominal value to each other Purchaser such number of shares of Preferred Stock, and/or each Purchaser will purchase at nominal value from each other Purchaser, such number of shares of Preferred Stock, so that each of the Purchasers will own the Second Closing Applicable Percentage as if the Additional Second Closing occurred simultaneously with the Second Closing.

2.09     Redistribution of Preferred Stock at the Third Closing

         (a) The parties hereto agree that simultaneously with the Third Closing (or simultaneously with any Additional Third Closing described in Section 2.05(g) if Eco Telecom believes, in good faith, that it would be required to obtain MAMP approval in connection with the purchase of shares of Preferred Stock under Section 2.09(b)), or on the Third Closing Date in the event of an Eco Telecom Third Closing Contribution Default, each Purchaser will sell at nominal value to each other Purchaser such number of shares of Preferred Stock, and/or each Purchaser will purchase at nominal value from each other Purchaser such number of shares of Preferred Stock, so that after taking into account all shares of Common Stock actually issued in the Third Closing and the transfers of the shares of the Preferred Stock pursuant to this Section 2.09(a), each of the Purchasers will own the Third Closing Implied Percentage (or the Third Closing Contribution Default Percentage in the event of a Third Closing Eco Telecom Contribution Default) (the Third Closing Implied Percentage or the Third Closing Default Percentage, as the case may be, the "THIRD CLOSING APPLICABLE PERCENTAGE").

         (b) If shares of Common Stock are purchased at any Additional Third Closing following the Third Closing Date, then each Purchaser will sell at nominal value to each other Purchaser such number of shares of Preferred Stock, and/or each Purchaser will purchase at nominal value from each other Purchaser such number of shares of Eco Telecom Preferred Stock, so that each of the Purchasers will own the Third Closing Applicable Percentage as if the Additional Third Closing occurred simultaneously with the Third Closing.

2.10     Redistribution of Preferred Stock Upon Exercise of VIP-R Call Option

         The parties hereto agree that on any date prior to the Conversion when Eco Telecom transfers to Telenor any shares of Common Stock of the Issuer as a result of Telenor's exercise of the VIP-R Call Option (the "EXERCISE TRANSFER") the following shall occur (and shall be deemed to occur simultaneously): each Purchaser will sell at nominal value to each other

Purchaser such number of shares of Preferred Stock and/or each Purchaser will purchase at nominal value from the other Purchasers such number of shares of Preferred Stock, so that after taking into account the Exercise Transfer and the transfers of the Preferred Stock pursuant to this Section 2.10 each of the Purchasers will own the Telenor Option Exercise Percentage.

2.11     Conversion of Preferred Stock; Further Assurances

         (a) Immediately following the later of the Third Closing and any Additional Third Closings and the completion of all regulatory steps in connection therewith, or the exercise by VIP (through VIP Sub) of the right to repurchase shares of Preferred Stock as specified in Section 2.12, the Issuer shall approve a decision on the issuance of the shares of Common Stock (the "CONVERTIBLE DECISION ON ISSUANCE"). The Convertible Decision on Issuance shall provide (x) for the issuance of an amount of shares of Common Stock equal to the amount of shares of Preferred Stock then outstanding and held by all Purchasers and (y) that such shares of Common Stock shall be issued only in exchange for such shares of Preferred Stock without any additional payments or premium. As soon as practicable following such approval the Issuer will effect the registration of the Convertible Decision on Issuance with the FCSM and shall take all measures necessary to effect the conversion of such shares of the Preferred Stock into shares of Common Stock (the "CONVERSION").

         (b) In the event that the magnitude of (i) any redistribution of shares of Preferred Stock at the Second Closing and/or the Third Closing and/or Exercise Transfer as set forth in Sections 2.08, 2.09 or 2.10 or (ii) the exercise by VIP (through VIP Sub) of the right to repurchase shares of Preferred Stock as specified in Section 2.12, results in any Purchaser having fewer shares of Preferred Stock than such Purchaser is required to sell to the other Purchasers (or VIP Sub) to comply fully with the provisions of Sections 2.08,
2.09 or 2.10 (as applicable for such particular Closing or Exercise Transfer) or
Section 2.12, then such Second Closing, Third Closing or Exercise Transfer (as applicable) shall be effected and shall be completed but the provisions of Sections 2.08, 2.09 or 2.10 (as applicable for such particular Closing or Exercise Transfer) shall not apply and the parties agree to negotiate in good faith and use reasonable efforts to reach an alternative arrangement which will allow the parties to attain the results contemplated in Sections 2.08, 2.09 2.10, 2.11(a) and 2.12.

         (c) Each of the Issuer and each Purchaser agrees to take all actions reasonably necessary to effect the transactions set forth in, or contemplated by, Article II of this Agreement, including, but not limited to waiving any rights under Articles 30 and 75 of the Federal Law of the Russian Federation "On Joint Stock Companies", dated December 26, 1996, as amended, or similar rights which may be established by laws and regulations amending or replacing the provisions of the above-mentioned Articles.

         (d) The Parties hereby acknowledge that the general purpose of the provisions of Sections 2.08, 2.09 2.10, 2.11(a), 2.11(b) and 2.12 (the
"COMPENSATING SECTIONS") hereof is that (A) after the implementation of the provisions of the Compensating Sections (and, for the avoidance of doubt, after the Conversion) each of the Purchasers own the same percentage of the shares of the Common Stock of the Issuer (which percentage shall then be equal to the percentage of the voting capital stock of the Issuer) as if (x) all the Purchasers' Shares, ever issued by the Issuer to the Purchasers pursuant to this Agreement, were issued at the Per Share

Price specified in Schedule 1.01(C), (y) the Eco Telecom Preferred Stock was never issued, and (z) all transactions in respect of the shares of Common Stock occurred as they actually occurred before the Conversion, and, at the same time, that (B) after the Second Closing, if no Eco Telecom Second Closing Contribution Default has occurred and assuming Eco Telecom has not previously sold or otherwise disposed of its Common Stock or Preferred Stock, Eco Telecom owns twenty-five percent (25%) plus one (1) share of the voting capital stock of the Issuer.

2.12     Call Right on Preferred Stock

         (a) Subject to the terms and conditions of this Agreement, (A) upon (i) the occurrence of an Eco Telecom Contribution Default or (ii) an Exercise Transfer (the date of such default or Exercise Transfer, the "DEFAULT DATE") and (B) provided that for any reason the redistribution of shares of Preferred Stock contemplated by Sections 2.08, 2.09, or 2.10, as applicable, has not occurred as required by such sections, VIP, through a wholly-owned Subsidiary of VIP ("VIP SUB"), shall have the right to purchase from the Purchasers (including VIP), as soon as possible following the Default Date, upon written notice to the Purchasers (the "DEFAULT REPURCHASE NOTICE"), such number of shares of Preferred Stock owned by such Purchasers (including VIP), and such Purchasers shall sell to VIP Sub at a purchase price equal to nominal value, on the date indicated in the Default Repurchase Notice, such number of shares of Preferred Stock so that after taking into account all shares of Common Stock actually issued in the Second Closing and Third Closing, any redistributions of the shares of Preferred Stock effected prior to the Default Date pursuant to Sections 2.08 and/or 2.09, and the transfers of the shares of Preferred Stock pursuant to this Section 2.12, each of the Purchasers will own the Second Closing Contribution Default Percentage, the Third Closing Contribution Default Percentage or the Telenor Option Exercise Percentage (as applicable). For the avoidance of doubt, for the purposes of determination of the actual percentage of voting capital stock of the Issuer owned by any Purchaser pursuant to this
Section 2.12(a), it shall be assumed that the shares of Preferred Stock repurchased by VIP Sub have been cancelled pursuant to the provisions of paragraph (b) below and such shares shall not be counted as issued and outstanding voting capital stock of the Issuer.

         (b) If VIP Sub repurchases the shares of Preferred Stock pursuant to Section 2.12(a), it shall not exercise any voting rights or be considered as present for quorum purposes at any meeting of shareholders of the Issuer with respect to such repurchased shares of Preferred Stock. Such repurchased shares of Preferred Stock shall be transferred by VIP Sub to, and cancelled by, the Issuer as soon as practicable under the Laws of the Russian Federation.

2.13     Non-Transferability of Preferred Stock

         No Purchaser shall Transfer or otherwise create or permit a Lien upon (as such terms are defined in the VIP-R Shareholders Agreement) any shares of Preferred Stock which it now owns or hereinafter acquires, except as contemplated by this Article II.

             ARTICLE III - REPRESENTATIONS AND WARRANTIES OF ISSUER

         Subject to the information contained in the Schedules hereto, the Issuer hereby represents and warrants to each of the Purchasers that, as of the date of this Agreement:

3.01     Organization of the Issuer

         The Issuer is a closed joint stock company and has been duly organized, is validly existing as a legal entity properly organized, registered and existing under the Laws of the Russian Federation, with corporate power and authority to carry on its business as it is currently being conducted and to own, lease and operate its Assets and Properties, and is not required to be qualified as a foreign corporation or other entity authorized to do business in any other jurisdiction.

3.02     Authority


         (a) The Issuer has full corporate power and authority to execute and deliver this Agreement and the other Principal Agreements to which the Issuer is a party.


         (b) The execution and delivery by the Issuer of this Agreement and the other Principal Agreements to which it is a party, and the performance by the Issuer of its obligations hereunder and thereunder, have been duly and validly authorized by the shareholder of the Issuer, no other corporate action on the part of the Issuer or its shareholder being necessary. This Agreement has been duly and validly executed and delivered by the Issuer and constitutes, and upon the execution and delivery by the Issuer of the other Principal Agreements to which it is a party, such other Principal Agreements will constitute, the legal, valid and binding obligations of the Issuer enforceable against the Issuer in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors' rights and remedies generally and by general equitable principles (whether applied by a court of law or equity), except as rights to indemnity and contribution may be limited by applicable Law or public policy and except to the extent any clause hereof or thereof provides for the payment of a penalty.


         (c)      Subject only to the actions and proceedings identified in
Schedule 3.04(c) (Regulatory Consents and Approvals) and Schedule 3.04(b) (Third Party Consents), the Issuer has full power and authority to perform the Issuer's obligations hereunder and under the other Principal Agreements to which the Issuer is a party, and to consummate the transactions contemplated hereby and thereby, including, without limitation, to issue and sell (pursuant to this Agreement) the Purchasers' Shares to the Purchasers and the Eco Telecom Preferred Stock to Eco Telecom.

3.03     Charter Capital of Issuer

         (a) As of the date of this Agreement, the Charter Capital of the Issuer consists solely of one thousand (1,000) issued shares of Common Stock.

         (b) All of the outstanding Equity Interests of the Issuer (i) have been duly authorized and validly issued, (ii) are fully paid, and non-assessable, (iii) are not subject to any preemptive or similar rights or any Lien with respect to the Issuer except as may be provided by Law, the

Charter or the Principal Agreements and (iv) were properly registered with the appropriate authorities competent for registration of the issue of such shares. All of the shares of the Issuer, including the Purchasers' Shares and the Eco Telecom Preferred Stock, are, or will be when issued, uncertificated.


         (c) As of each of the Closings, assuming the completion of each of the steps specified in Section 6.03 of the VIP-R Shareholders Agreement, the Purchasers' Shares and the Eco Telecom Preferred Stock, as applicable, issued and purchased on the respective Closings (i) will have been duly authorized,
(ii) when issued and delivered to and paid for by the Purchasers as provided herein and in accordance with the documents filed with the FCSM, will be validly issued, fully paid and non-assessable, (iii) (upon registration of a report on the issuance thereof with the FCSM, compliance with the disclosure requirements of the FLSM and regulations of the FCSM, and corporate approval of the amendments to the Charter and their registration with the MRC and SRC), the issuance of such Purchasers' Shares and Eco Telecom Preferred Stock, as applicable, shall have been properly registered with the appropriate authorities competent therefor, and (iv) (upon registration of a report on the issuance thereof with the FCSM, full payment for the Purchasers' Shares and the Eco Telecom Preferred Stock, as applicable, compliance with the disclosure requirements of the FLSM and regulations of the FCSM, and approval of the amendments to the Charter by the Board and their registration with the MRC and
SRC), the Purchasers shall acquire from the Issuer their respective Purchasers' Shares and Eco Telecom Preferred Stock, as applicable, free and clear of all Liens, except as may be set out herein or in the Principal Agreements.

         (d) No holder of any security of the Issuer, other than the Purchasers pursuant to the VIP-R Registration Rights Agreement, has any right to require registration of the shares of Common Stock or any other security of the Issuer under the Securities Act.

         (e) Immediately following (x) the issuance to Eco Telecom of the Eco Telecom Preferred Stock, and payment in full therefor, and (y) the sale by VIP to Eco Telecom of the One Share of VIP-R Common Stock, the Eco Telecom Preferred Stock together with the One Share of VIP-R Common Stock, shall represent twenty-five percent (25%) plus one (1) share of the outstanding voting capital stock of the Issuer on a fully diluted basis.

         (f) Immediately following the issuance to Eco Telecom of the Second Closing Eco Telecom Shares, and payment in full therefor, the Second Closing Eco Telecom Shares, together with any shares of Eco Telecom Preferred Stock held by Eco Telecom immediately following the Second Closing (provided that Eco Telecom has not sold or otherwise disposed of any shares of Eco Telecom Preferred Stock prior to the Second Closing), shall represent at least twenty-five percent (25%) plus one (1) share of the issued and outstanding voting capital stock of the Issuer on a fully diluted basis.

         (g) Subject to Section 2.11(b), immediately following the issuance to Eco Telecom of the Third Closing Eco Telecom Shares, and payment in full therefor, the Third Closing Eco Telecom Shares, when aggregated with the Second Closing Eco Telecom Shares and any shares of Eco Telecom Preferred Stock held by Eco Telecom immediately following the Third Closing (provided that Eco Telecom has not sold or otherwise disposed of any Second Closing Eco

Telecom Shares or shares of Eco Telecom Preferred Stock prior to the Third Closing), shall represent, immediately following the Third Closing and the redistribution of shares of Preferred Stock pursuant to Section 2.09, at least twenty-five percent (25%) plus one (1) share of the issued and outstanding voting capital stock of the Issuer on a fully-diluted basis.

         (h)      Except as otherwise set forth in the Principal Agreements or
Schedule 3.03(h), there are no outstanding Options related to or entitling any Person to purchase or otherwise acquire from the Issuer or any of its Subsidiaries any Equity Interest in the Issuer or any such Subsidiary, as the case may be.

3.04     No Conflicts

         Except as set forth in Schedule 3.04, the execution, delivery and performance by the Issuer of this Agreement and the other Principal Agreements to which it is a party, compliance by the Issuer with all of the provisions hereof and thereof and the consummation by the Issuer of the transactions contemplated hereby and thereby:

         (a) will not conflict with or constitute a breach of any of the terms or provisions of the Charter (after giving effect to the amendments described in Section 6.03 of the VIP-R Shareholders Agreement);

         (b)      subject to obtaining the third party consents referred to in
Schedule 3.04(b), will not conflict with or constitute a breach of, or a default under, or give rise to a right of termination of any Contract or License to which the Issuer is a party as of the date of this Agreement or by which the Issuer or any of its Assets and Properties is bound;

         (c) subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in Schedule 3.04(c), will not violate or conflict with any Orders or Laws applicable to the Issuer or any of its Assets and Properties; and

         (d) will not (i) result in a Change of Control (as such term is defined in the Indenture), (ii) require VimpelCom B.V. to offer to repurchase any of the Convertible Notes pursuant to the terms of the Indenture, (iii) require an adjustment to the Conversion Price (as such term is defined in the Indenture), (iv) constitute a Default or Event of Default under (and as defined
in) the Indenture, (v) constitute a default in respect of, or require the mandatory prepayment prior to the scheduled due date of, any other Indebtedness of the Issuer or any of its Subsidiaries having an aggregate principal amount of US$5 million or more, or (vi) result in the imposition of any Lien on any of the Issuer's or any of its Subsidiaries' Assets and Properties (other than a Lien arising under the Principal Agreements or Russian Law), except, in the case of clauses (b), (c) and (d)(vi), any conflict, breach, violation, failure to obtain consent or approval or make any filing or give any notice, or any incurrence of any Lien, in each case, which would not have a Material Adverse Effect on the Issuer.

3.05     Governmental Approvals and Filings

         Except as set forth in Schedule 3.04(c), the execution, delivery and performance by the Issuer of this Agreement and the other Principal Agreements to which it is a party, the compliance by the Issuer with all of the provisions hereof and thereof and the consummation by the Issuer of the transactions contemplated hereby and thereby will not require any consent, approval, authorization or other order of any Governmental or Regulatory Authority, except for those consents, approvals, authorizations or orders already obtained or the failure to obtain which would not have a Material Adverse Effect on the Issuer.

3.06     Compliance with Securities Laws

         Assuming the accuracy of the representations and warranties of the Purchasers contained in Article IV hereof, the offer, sale and issuance of the Purchasers' Shares and the Eco Telecom Preferred Stock by the Issuer as contemplated by this Agreement are exempt from the registration requirements of the Securities Act.

3.07     Subsidiaries of the Issuer

         The direct and indirect Subsidiaries of the Issuer consist entirely of the entities set forth in Schedule 3.07(a).

3.08     Books and Records

         (a) Schedule 3.08(a) is a true and complete list of all written protocols of meetings and all written consents in lieu of GMSs of the Issuer from the inception of the Issuer up to and including the date of this Agreement. A true and complete copy of each such consent and the minutes of each such meeting has been made available for review by the Purchasers.

         (b) True and complete copies of the share register of the Issuer (as provided by the share registrar of the Issuer), and a complete list of shareholders of each Subsidiary of the Issuer, are attached hereto as Schedule 3.08(b).

         (c) The Issuer holds its share register, Telecom Licenses and accounting records at the locations specified in Schedule 3.08(c).

         (d) The Issuer makes and keeps accurate books and records and maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of the financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.09     Financial Statements

         (a) Prior to the execution of this Agreement, the Issuer has delivered to each Purchaser a true and complete copy of the GAAP audited balance sheet, income statement and statement of cash flows of the Issuer as of December 31, 2000 and for the period then ended (the "FINANCIAL STATEMENTS").

         (b) Except as disclosed therein or in Schedule 3.09, such Financial Statements were prepared in accordance with GAAP.

3.10     No Undisclosed Indebtedness, Liens and Liabilities

         Except as disclosed in Schedule 3.10, (a) there is no Indebtedness of the Issuer and its Existing Subsidiaries the value of which exceeds US$1 million, (b) there are no Liens (other than Permitted Liens) on any of the Assets and Properties of the Issuer and its Existing Subsidiaries and (c) there are no Liabilities against, relating to or affecting the Issuer and its Existing Subsidiaries or any of their Assets and Properties, other than Indebtedness, Liens and Liabilities incurred in the ordinary course of business consistent with past practice which in the aggregate are not material to the Business or Condition of the Issuer.

3.11     Compliance With Laws and Orders

         (a) Except for any violation or alleged violation of, or default or alleged default under, any Law or Order applicable to the Issuer or any of its Assets and Properties which has been settled or otherwise resolved, neither the Issuer nor any Subsidiary is, or has at any time since its organization, received any written notice that it is, or has at any time since its organization been, in violation of or in default under any Law or Order applicable to it or any of its Assets and Properties, in each case, which could have a Material Adverse Effect on the Issuer.

         (b) Neither the Issuer, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Issuer, (i) has used any corporate funds for any unlawful contributions, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any governmental official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment in connection with the business of the Issuer.

3.12     Licenses

         (a) Except as otherwise set forth in Schedule 3.12(a), the Issuer and each of the Subsidiaries have such Licenses as are used or necessary to own, lease, and operate its respective Assets and Properties and to conduct its business, except where the failure to have such Licenses would not have a Material Adverse Effect on the Issuer;

         (b) Except as otherwise set forth in Schedule 3.12(b), the Issuer and each of the Subsidiaries have fulfilled and performed all of their material obligations with respect to such Licenses and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder or any such License, except such events as would not have a Material Adverse Effect on the Issuer;

         (c) Except as otherwise set forth in Schedule 3.12(c), no such License contains any restrictions that have or that the Issuer could reasonably expect to have a Material Adverse

Effect on the Issuer;

         (d) Except as set forth on Schedule 3.12(b), no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the Issuer or any Subsidiary in respect of any Telecom License.

3.13     Investments

         Schedule 3.13 sets forth a list of each equity Investment of the Issuer (other than in respect of its Subsidiaries). All such equity Investments are free and clear of all Liens other than Permitted Liens.

3.14     Brokers

         Except as described on Schedule 3.14, all negotiations relating to this Agreement and the transactions contemplated hereby have been carried out by the Issuer directly with the Purchasers without the intervention of any Person on behalf of the Issuer in such manner as to give rise to any valid claim by any Person against any Purchaser or the Issuer for any finder's fee, brokerage commission or similar payment.

           ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF PURCHASERS

         Each Purchaser, as to itself only, hereby represents and warrants to the Issuer and the other Purchasers that, as of the date of this Agreement and as of the date of each Closing (to the extent such Purchaser is purchasing shares of Common Stock or Preferred Stock at such Closing):

4.01     Organization; Ability to Consummate Transactions

         Such Purchaser is a corporation duly organized and validly existing under the Laws of the jurisdiction of its formation. Such Purchaser has full corporate power and authority to execute and deliver this Agreement and the other Principal Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

4.02     Authority

         The execution and delivery by such Purchaser of this Agreement and the other Principal Agreements to which it is a party, and the performance by such Purchaser of its obligations hereunder and thereunder, have been duly and validly authorized by the Board of Directors or the equivalent governing body of such Purchaser, no other corporate action on the part of such Purchaser or its stockholders being necessary, except as set out in Schedule 4.02 with respect to VIP. This Agreement has been duly and validly executed and delivered by such Purchaser and constitutes, and upon the execution and delivery by such Purchaser of the other Principal Agreements to which it is a party, such other Principal Agreements will constitute, the legal, valid and binding obligations of such Purchaser enforceable against such Purchaser in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors' rights and remedies generally and by general equitable principles (whether applied by a court of law or equity), except as rights to indemnity and contribution may be limited by applicable Law or public policy and except to the extent any clause hereof or thereof provides for the payment of a penalty.

4.03     No Conflicts

         The execution, delivery and performance by such Purchaser of this Agreement and the other Principal Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby:

         (a) will not conflict with or result in a violation or breach of any of the terms, conditions or provisions of the charter, or equivalent governing documents, of such Purchaser;

         (b) subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in Schedule 4.03(b)(i) hereto with respect to Eco Telecom, Schedule 4.03(b)(ii) hereto with respect to VIP and Schedule 4.03(b)(iii) hereto with respect to Telenor, will not conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to such Purchaser or any of its Assets and Properties, unless such a violation or conflict would not have a material adverse effect on such Purchaser's ability to perform its obligations under this Agreement and the other Principal Agreements to which it is a party; or

         (c) (subject to obtaining the third party consents disclosed in Schedule 4.03(c) hereto with respect to VIP only), will not conflict with, constitute a breach of or a default under, or give rise to a right of termination of any Contract or License to which such Purchaser is a party as of the date of this Agreement or by which any of its Assets and Properties is bound, unless such a conflict, breach, default or termination right would not have a material adverse effect on such Purchaser's ability to perform its obligations under this Agreement and the other Principal Agreements to which it is a party.

4.04     Governmental Approvals and Filings

         Except as disclosed in Schedule 4.03(b)(i) hereto with respect to Eco Telecom, Schedule 4.03(b)(ii) hereto with respect to VIP and Schedule 4.03(b)(iii) hereto with respect to Telenor, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of such Purchaser is required in connection with the execution, delivery and performance of this Agreement or the other Principal Agreements to which it is a party, compliance with all of the provisions hereof and thereof or the consummation of the transactions contemplated hereby or thereby, except for those consents, approvals, authorizations or order already obtained or the failure to obtain which would not have a material adverse effect on such Purchaser's ability to perform its obligations under this Agreement and the other Principal Agreements to which it is a party.

4.05     Legal Proceedings

         There are no Actions or Proceedings pending, or, to the Knowledge of such Purchaser, threatened, against such Purchaser or any of its Assets and Properties as of the date of this Agreement which could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the other Principal Agreements to which such Purchaser is a party.

4.06     Brokers

         Except as described on Schedule 4.06, all negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by such Purchaser directly with the Issuer without the intervention of any Person on behalf of such Purchaser in such manner as to give rise to any valid claim by any Person against the Issuer for any finder's fee, brokerage commission or similar payment.

4.07     Investment Intent

         Such Purchaser is acquiring its portion of the Purchasers' Shares and the Preferred Stock, as applicable, for its own account for investment purposes only and not with a view to, or for sale or resale in connection with, any public distribution thereof or with any present intention of selling, distributing or otherwise disposing of such shares, except in compliance with the Securities Act and all other applicable securities Laws.

4.08     Status of Each Purchaser

         Such Purchaser (a) possesses such knowledge and experience in financial and business matters as to enable it to evaluate the merits and risks of its investment in the Purchasers' Shares and Preferred Stock, as applicable, that are to be acquired by it under this Agreement (b) understands that the Purchasers' Shares and Preferred Stock, as applicable, that are to be acquired by it under this Agreement are not registered under the Securities Act and may not be offered or sold or otherwise transferred within the United States or to or for the account or benefit of a "U.S. person" (as such term is defined under Rule 902 of Regulation S under the Securities Act) unless such securities are registered under the Securities Act or an exemption from the registration requirements of the Securities Act and relevant states securities laws are available, (c) understands that the Purchasers' Shares and the Preferred Stock, as applicable, to be acquired by it under this Agreement may, in certain jurisdictions, be subject to restrictions on any resale by such Purchaser, (d) understands and is able to bear the economic risk involved in acquiring the Purchasers' Shares and Preferred Stock, as applicable, that are to be acquired by it under this Agreement including any loss relating to or arising out of such investment, (e) is not a "U.S. person", as such term is defined under Rule 902 of Regulations S under the Securities Act, and is not acquiring the Purchasers' Shares or Preferred Stock, as applicable, that are to be acquired by it under this Agreement for the account of a U.S. person (as so defined), (f) acknowledges and agrees that the offer and sale of the Purchasers' Shares and the Preferred Stock, as applicable, to such Purchaser has taken place outside of the United States of America or any of its territories or possessions, and such Purchaser has executed this Agreement outside of the United States or any of its territories or possessions and (g) has not, and its Affiliates and any Person acting on its or their behalf have not, engaged in any directed selling efforts (as defined in Rule 902 of Regulation S) with respect to the Purchasers' Shares or the Preferred Stock that are to be acquired by it under this Agreement.

4.09     No Knowledge of Breach

         As of the date of this Agreement, there is no breach by the Issuer Actually known to such Purchaser of any representation or warranty made by the Issuer in this Agreement.

4.10     Independent Investigation

         Such Purchaser has (a) conducted its own investigation with respect to the Issuer and its Affiliates and the Purchasers' Shares and Preferred Stock, as applicable, that are to be acquired by it under this Agreement and has had the opportunity to ask executive officers of the Issuer such questions as it has considered necessary, relevant or appropriate with respect to the Issuer and its Affiliates and the Purchasers' Shares or Preferred Stock, as applicable, that are to be acquired by it under this Agreement; (b) consulted its own legal advisors with respect to its investment in the Purchasers' Shares and Preferred Stock, as applicable, that are to be acquired by it under this Agreement and the risks associated with such investment to the extent such Purchaser deems necessary or appropriate; and (c) received all information that it believes is necessary, relevant or appropriate in connection with its acquisition of the Purchasers' Shares and Preferred Stock, as applicable, that are to be acquired by it under this Agreement.

                      ARTICLE V - COVENANTS OF THE ISSUER

5.01     Regulatory and Other Approvals

         The Issuer will (a) take all commercially reasonable steps necessary or desirable, and proceed diligently and in good faith and use all commercially reasonable efforts, as promptly as practicable to obtain and maintain all consents, approvals or actions of, to make all filings with and to give all notices to Governmental or Regulatory Authorities or any other Person required of the Issuer to consummate the transactions contemplated hereby and by the other Principal Agreements, including, without limitation, those described in
Schedule 3.04(b) and Schedule 3.04(c) hereto and (b) take all commercially reasonable steps to cooperate with such Purchasers as promptly as practicable in obtaining all consents, approvals or actions of, making all filings with, and giving all notices to, Governmental or Regulatory Authorities or other Persons required of each Purchaser to consummate the transactions contemplated hereby and by the other Principal Agreements.

5.02     Delivery of Information

         The Issuer will (a) provide prompt notification to each Purchaser when any consent, approval, action, filing or notice referred to in Section 5.01 is obtained, taken, made or given, as applicable, (b) deliver to each Purchaser from time to time as soon as practicable after they become available, copies of public filings relating to any actions related to the Purchasers'

Shares or the Eco Telecom Preferred Stock, agreements entered into between the Issuer and each Purchaser, publications required to be made in accordance with Russian securities laws and evidence of payment for any Purchasers' Shares or the Eco Telecom Preferred Stock, and (c) advise each Purchaser in writing of any written communications (and, unless precluded by Law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other Person regarding any of the transactions contemplated by this Agreement or any of the other Principal Agreements.

5.03     Fulfillment of Conditions

         The Issuer will take all commercially reasonable steps necessary and proceed diligently and in good faith to satisfy each condition to the obligations of the Purchasers contained in this Agreement that is within its control.

5.04     Further Assurances

         The Issuer agrees to execute and deliver each other Principal Agreement to which it is a party and such other documents and take such other acts, as the other parties to this agreement may reasonably request for the purpose of carrying out the intent of this Agreement and the Principal Agreements.

5.05     Use of Proceeds

         (a) The First Closing VIP Purchase Price shall be used by the Issuer (i) to repay the outstanding amounts pursuant to Section 8.02, and (ii) the remainder in accordance with its business plan attached as Exhibit D (the "BUSINESS PLAN") or as the Board may otherwise direct.

         (b) The Second Closing Purchase Price, the Third Closing Purchase Price, the Additional Closings Purchase Price and the Preferred Stock Purchase Price shall be applied by the Issuer in accordance with its Business Plan or as the Board may otherwise direct.

5.06     Issuance of Shares

         As soon as practicable following each Closing, the Issuer shall take all actions necessary to cause the registration of a report on the issuance of the relevant Purchasers' Shares and Eco Telecom Preferred Stock, as applicable, with the FCSM and compliance with the disclosure requirements of the FLSM and regulations of the FCSM.

5.07     Transactions with Affiliates

         (a) Except as expressly permitted by this Agreement (including, without limitation, Section 5.07(b) hereof) and the other Principal Agreements, the Issuer will not, and will not permit any of its Subsidiaries to, directly or indirectly: (a) make any Investment in an Affiliate; (b) transfer, sell, lease, assign or otherwise dispose of any assets to an Affiliate; (c) merge into or consolidate with or purchase or acquire assets from an Affiliate; or (d) enter into any other transaction directly or indirectly with or for the benefit of an Affiliate (including, without limitation, guarantees and assumptions of obligations of an Affiliate).

         (b) (i) any Affiliate who is an individual may serve as a director, officer or employee of the Issuer or any of its Subsidiaries and receive reasonable compensation for his or her services in such capacity and
(ii) (subject to the provisions of Section 5.03 of the VIP-R Shareholders Agreement and Section 5.03 of the VIP Registration Rights Agreement) the Issuer and its Subsidiaries may enter into (x) transactions (other than extensions of credit by the Issuer or any of its Subsidiaries to an Affiliate) providing for the leasing of property, the rendering or receipt of services or the purchase or sale of inventory and other assets in the ordinary course of business if the monetary or business consideration arising therefrom would be substantially as advantageous to the Issuer and its Subsidiaries as the monetary or business consideration which would obtain in a comparable transaction with a Person who is not an Affiliate or (y) any transaction (including any Business Combination between the Issuer and any of its Subsidiaries, on the one hand, and any Affiliate, on the other) which is approved by the Board or shareholders in accordance with the Charter or in accordance with the internal documents of the Company approved by the Board in accordance with Section 10.5.10 of the Charter.

         (c) Each Purchaser will be entitled to enforce this Section 5.07 only so long as such Purchaser owns five percent (5%) or more of the issued and outstanding voting capital stock of the Issuer.

5.08 Cooperation with VIP Audit; Accounting Controls; Non-disclosure of Information

         As long as the financial results of the Issuer and its Subsidiaries are required to be consolidated with VIP's financial results pursuant to GAAP:

         (a) the Issuer shall assist, and cooperate with, VIP and VIP's auditors and accountants with respect to the preparation and audit of VIP's consolidated financial statements;

         (b) the Issuer shall, and shall ensure that its Subsidiaries shall, make and keep accurate books and records and maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

         (c) the Issuer shall not, and shall ensure that its Subsidiaries shall not, disclose publicly its financial results, operating information, acquisitions and dispositions or any other material information (including, without limitation, the information specified in Schedule 5.08) without the prior written consent of VIP, except to the extent disclosure is, on the advice of legal counsel to Issuer, required by Law.

5.09     Required Disclosure by VIP Concerning Issuer

         The Issuer shall, and shall ensure that its Subsidiaries shall, promptly provide such information about it as is requested by VIP to be provided in order for VIP to comply with its disclosure and/or reporting obligations under U.S. securities Laws, New York Stock Exchange requirements or any other Laws or rules (including the requirements of applicable tax authorities) which apply to VIP from time to time and require the inclusion by VIP of information concerning the Issuer and its Subsidiaries.

5.10     Compliance with Indenture

         The Issuer shall, and shall ensure that its Subsidiaries shall, use its best efforts to not take any actions (or omit to take any actions) that would result in a breach of any of the covenants or result in an "Event of Default" occurring under the Indenture, dated July 28, 2000, among VIP, VimpelCom B.V. and The Bank of New York, as trustee relating to the 5.5% Senior Convertible Notes due 2005 (including, without limitation, Section 5.9 (Limitations on Guarantees and Liens in favor of Relevant Securities), Section 5.10 (Limitation on Status as Investment Company) and Article VIII (Events of Default and Remedies)).

5.11     Telecom Licenses

         Promptly upon their becoming available, the Issuer shall provide to VIP copies of all telecom Licenses and telecom License revocations, if any, received after the date hereof with any Governmental or Regulatory Authority (other than routine, recurring filings made in the ordinary course of business consistent with past practice).

5.12     Covenants Under VIP Primary Agreement

         Following the First VIP-R Board Date, the Issuer shall not take any actions that would cause VIP to breach any covenant or agreement made by VIP in Sections 5.01, 5.02, 5.03, 5.09 and 5.10 of the VIP Primary Agreement.

5.13     Contract Provision Regarding Cancellation of Preferred Stock.

         From the date hereof until such time as the Eco Telecom Preferred Stock has been cancelled in full in accordance with Russian Law, the Issuer shall (i) as soon as reasonably practicable following the date hereof, use its reasonable efforts to amend all existing Contracts to which it is a party to include the language set forth in Schedule 5.13, and (ii) use its best efforts to include the language set forth in Schedule 5.13 in every Contract entered into by the Issuer following the date hereof.

                          ARTICLE VI - NOTICE AND CURE

         Each party will notify the other parties in writing of, and will use all commercially reasonable efforts to cure before the relevant Closings, any violation or breach, as soon as practicable after such party becomes aware of such violation or breach of any representation, warranty, covenant or agreement made by such party in this Agreement, whether occurring or arising before, on or after the date of this Agreement, provided that no notice given pursuant to this
Article VI shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein, or shall in any way relieve the breaching party from any obligations or affect the rights of the other parties hereto or be deemed to amend or supplement any Schedule or to prevent or cure any misrepresentation, breach of warranty or breach of covenant.

                   ARTICLE VII - COVENANTS OF THE PURCHASERS

7.01     Regulatory and Other Approvals

         Each Purchaser will (a) take all commercially reasonable steps necessary or desirable, and proceed diligently and in good faith and use all commercially reasonable efforts, as promptly as practicable, to obtain and maintain all consents, approvals or actions of, to make all filings with and to give all notices to Governmental or Regulatory Authorities or any other Person required of the Purchaser to consummate the transactions contemplated hereby and by the other Principal Agreements, including, without limitation, those described in Schedule 4.03(b)(i), Schedule 4.03(b)(ii), Schedule 4.03(b)(iii) and Schedule 4.03(c) hereto as applicable to such Purchaser (and in any event Eco Telecom shall make all necessary applications to, and file all notices and other filings with, MAMP as soon as practicable but not later than thirty (30) calendar days after the date of the First Closing with respect to the Second Closing, and as soon as practicable but not later than ninety (90) calendar days after the Second Closing with respect to the Third Closing) and (b) take all commercially reasonable steps to cooperate with the Issuer as promptly as practicable in obtaining all consents, approvals or actions of, making all filings with, and giving all notices to, Governmental or Regulatory Authorities or other Persons required of the Issuer to consummate the transactions contemplated hereby and by the other Principal Agreements.

7.02     Delivery of Information

         Each Purchaser will (a) provide prompt notification to the Issuer each other Purchaser when any consent, approval, action, filing or notice referred to in Section 7.01 is obtained, taken, made or given, as applicable, (b) deliver to the Issuer and each other Purchaser from time to time as soon as practicable after they become available, copies of public filings relating to any actions related to the Purchasers' Shares or Eco Telecom Preferred Stock, agreements entered into between or among the Purchasers, publications required to be made in accordance with Russian securities laws, and (c) advise the Issuer and each other Purchaser in writing of any written communications (and, unless precluded by Law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other Person regarding any of the transactions contemplated by this Agreement or any of the other Principal Agreements

7.03     Fulfillment of Conditions

         Each Purchaser will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each condition to the obligations of the Issuer contained in this Agreement that is within its control.

7.04     Further Assurances

         Each Purchaser agrees to execute and deliver each other Principal Agreement to which it is a party and such other documents and take such other acts, as the other parties to this Agreement may reasonably request for the purpose of carrying out the intent of this Agreement and the Principal Agreements.

                      ARTICLE VIII - ADDITIONAL COVENANTS


8.01     Reimbursement of Certain Tax Liabilities

         (a) In the event Russian Law does not allow the Issuer to claim for the set-off of all or a portion of the value added tax (such portion being referred to as the "NON-DEDUCTIBLE VAT") relating to expenses indicated on
Schedule 8.01, incurred by the Issuer prior to May 30, 2001 and such amount of expenses shall not exceed the amount which is set forth on Schedule 8.01, VIP shall, upon request of the Issuer, reimburse the Issuer for the amount of such Non-Deductible VAT in a manner to be agreed between VIP and the Issuer, provided, however, that such request shall be accompanied by a confirmation specifying the amount of such Non-Deductible VAT from the Issuer's duly appointed auditor for the GAAP financial statements.

         (b) In the event Russian Law requires the Issuer to pay any Taxes in connection with (and caused by) the execution and performance by the Issuer of the documents specified in Schedule 8.01 (b), VIP shall, upon request of the Issuer, reimburse the Issuer for the amount of such taxes in a manner to be agreed between VIP and the Issuer, provided, however, that such request shall be accompanied by a confirmation specifying the amount of such Taxes from the Issuer's duly appointed auditor for the GAAP financial statements.

8.02     Repayment of Loans to VIP

         Simultaneously with the First Closing, the Issuer shall repay to VIP all amounts previously drawn upon by the Issuer or paid by VIP to other Persons on the order of the Issuer and not yet repaid under those loan agreements and other arrangements listed on Schedule 8.02 as such schedule may be amended in writing by VIP and the Issuer between the date hereof and the First Closing.

8.03     Trademark License Covenant

         VIP hereby agrees that as long as the Trademark License Agreements remain in effect, VIP shall grant to the Issuer licenses to use each Future VIP Trademark within the territory of the Russian Federation with the exclusion of the Moscow License Area. With respect to each such Future VIP Trademark, VIP and the Issuer shall enter into a License Agreement substantially in the form attached as Exhibit E (the "FUTURE TRADEMARK LICENSE AGREEMENT") or shall amend the relevant existing Trademark License Agreement to include such Future VIP Trademark, as appropriate, in each case, as promptly as practicable following the registration of each Future VIP Trademark with the Rospatent. Following the execution and delivery of the

Future Trademark License Agreement or an amendment to an existing Trademark License Agreement, VIP shall promptly register such license agreement with Rospatent.

8.04     VIP/Eco Telecom Share Purchase Agreement

         On the Preferred Stock Closing Date, VIP and Eco Telecom shall execute a Share Purchase Agreement, in the form attached hereto as Exhibit F (the "VIP/ECO TELECOM SHARE PURCHASE AGREEMENT"), whereby simultaneously with the Preferred Stock Closing VIP shall sell and Eco Telecom shall purchase one share of Common Stock of the Issuer (the "ONE SHARE OF VIP-R COMMON STOCK").

8.05     Certain Information

         Upon each other Purchaser's reasonable request, VIP shall provide each other Purchaser with information necessary for such Purchaser to make an independent determination that the consummation of the Second Closing and the Third Closing will not cause VIP to become an "investment company" under the United States Investment Company Act of 1940, as amended.

       ARTICLE IX - CONDITIONS PRECEDENT TO OBLIGATIONS OF VIP AND ISSUER
                               FOR FIRST CLOSING

9.01     Conditions Precedent to Obligations of VIP for First Closing

         The obligation of VIP to pay the First Closing VIP Purchase Price at the First Closing to the Issuer is subject to the fulfillment, at or before the First Closing, of the condition precedent (which may be waived by VIP in writing in its sole discretion) that the VIP Closing shall occur prior to, or simultaneously with, the First Closing.

9.02     Conditions Precedent to Obligations of Issuer for First Closing

         The obligations of the Issuer hereunder with respect to the First Closing are subject to the fulfillment, at or before the First Closing, of the condition precedent (which may be waived by the Issuer in writing in its sole discretion) that the VIP Closing shall occur prior to, or simultaneously with, the First Closing.

         ARTICLE X - CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASERS
                         AND ISSUER FOR SECOND CLOSING

10.01    Conditions Precedent to Obligations of Purchasers for Second Closing

         The obligation of each Purchaser to pay its portion of the Second Closing Purchase Price at the Second Closing to the Issuer is subject to the fulfillment, at or before the Second Closing, of the following conditions precedent (all or any of which may be waived in whole or in part by such Purchaser in writing in its sole discretion):

         (a) Orders and Laws. There shall not be in effect on the Second Closing Date any Order (including any Order issued by MAMP) or Law (other than Specified Legislation which is subject to paragraph (b) below) restraining, enjoining or otherwise prohibiting or making illegal the Second Closing.

         (b) Specified Legislation. There shall not be in effect on the Second Closing Date any Specified Legislation which prevents the Second Closing.

         (c) Option Agreement. Eco Telecom shall not have exercised its option to sell its shares of VIP common stock to Telenor under the Option Agreement.

         (d) No Breach of VIP-R Shareholders Agreement. VIP shall not be in breach of its obligations under Article II or Section 4.02(e) of the VIP-R Shareholders Agreement.

         (e) Preferred Stock. The Eco Telecom Preferred Stock shall have been issued in accordance with the terms of this Agreement; provided, however, that Eco Telecom will have the benefit of this condition precedent only if the Issuer fails to issue the Eco Telecom Preferred Stock and (i) such failure is due to the failure by VIP, in its capacity as a shareholder of the Issuer, to vote in favor of such issuance, or (ii) VIP is then in breach of its obligations under section 2 of the Board Rules of the Issuer with respect to the exercise by VIP of its rights as a shareholder of the Issuer.

         (f) Delivery of VIP Officer's Certificate. VIP shall have delivered to each Purchaser a certificate dated the Second Closing Date and executed by the CEO of VIP, substantially in the form of Exhibit G.

         (g) Consummation of Sale of the One Share of VIP-R Common Stock. VIP shall not have breached its obligation under this Agreement and the VIP/Eco Telecom Share Purchase Agreement to sell the One Share of VIP-R Common Stock to Eco Telecom at the Preferred Stock Closing.

10.02    Conditions Precedent to Obligations of Issuer for Second Closing

         The obligations of the Issuer hereunder to issue to the Purchasers the Second Closing Shares at the Second Closing are subject to the fulfillment, at or before the Second Closing, of the conditions precedent (which may be waived by the Issuer in writing in its sole discretion) that there shall not be in effect on the Second Closing Date any Order or Law (including Specified Legislation) restraining, enjoining or otherwise prohibiting or making illegal the Second Closing.

         ARTICLE XI - CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASERS
        AND ISSUER FOR THIRD CLOSING, ADDITIONAL CLOSINGS AND PREFERRED
                                 STOCK CLOSING

11.01    Conditions Precedent to Obligations for Third Closing

         (a) Purchasers. The obligation of each Purchaser to pay its portion of the Third Closing Purchase Price at the Third Closing to the Issuer is subject to the fulfillment, at or before the Third Closing, of the following conditions precedent (all or any of which may be waived in whole or in part by such Purchaser in writing in its sole discretion):

                  (i) Orders and Laws. There shall not be in effect on the Third Closing Date any Order (including any Order issued by MAMP) or Law (other than Specified Legislation which is subject to clause (ii) below) restraining, enjoining or otherwise prohibiting or making illegal the Third Closing.

                  (ii) Specified Legislation. There shall not be in effect on the Third Closing Date any Specified Legislation which prevents the Third Closing.

                  (iii) Option Agreement. Eco Telecom shall not have exercised its option to sell its shares of VIP common stock to Telenor under the Option Agreement.

                  (iv) No Breach of VIP-R Shareholders Agreement. VIP shall not be in breach of its obligations under Article II or Section 4.02(e) of the VIP-R Shareholders Agreement.

                  (v) Preferred Stock. The Eco Telecom Preferred Stock shall have been issued in accordance with the terms of this Agreement; provided, however, that Eco Telecom will have the benefit of this condition precedent only if the Issuer fails to issue the Eco Telecom Preferred Stock and (i) such failure is due to the failure by VIP, in its capacity as a shareholder of the Issuer, to vote in favor of such issuance, or (ii) VIP is then in breach of its obligations under section 2 of the Board Rules of the Issuer with respect to the exercise by VIP of its rights as a shareholder of the Issuer.

                  (vi) Delivery of VIP Officer's Certificate. VIP shall have delivered to each Purchaser a certificate dated the Third Closing Date and executed by the CEO of VIP, substantially in the form of Exhibit H.

                  (vii) Consummation of Sale of the One Share of VIP-R Common Stock. VIP shall not have breached its obligation under this Agreement and the VIP/Eco Telecom Share Purchase Agreement to sell the One Share of VIP-R Common Stock to Eco Telecom at the Preferred Stock Closing.

         (b) Issuer. The obligations of the Issuer hereunder to issue to Purchasers the Third Closing Shares at the Third Closing are subject to the fulfillment, at or before the Third Closing, of the conditions precedent (which may be waived by the Issuer in writing in its sole discretion) that there shall not be in effect on the Third Closing Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the Third Closing.

11.02    Conditions Precedent to Obligations for Additional Closings

         The obligations of the Issuer hereunder to issue to VIP or Telenor, as the case may be, the shares of Common Stock at the Additional Closings, and the obligations of VIP and Telenor, as the case may be, to pay the relevant portion of the Additional Closings Purchase Price, are subject to the fulfillment, at or before the respective Additional Closings, of the condition precedent (which may be waived in writing by the Issuer or VIP or Telenor, as the case may be, with regard to their respective obligations) that there shall not be in effect on the date of an Additional Closing any Order or Law (including Specified Legislation) restraining, enjoining or otherwise prohibiting or making illegal such Additional Closing.

11.03    Conditions Precedent to Obligations for Preferred Stock Closing

         (a) Eco Telecom. The obligation of Eco Telecom to pay the Preferred Stock Purchase Price at the Preferred Stock Closing to the Issuer is subject to the fulfillment, at or before the Preferred Stock Closing, of the condition precedent (which may be waived by Eco Telecom in writing in its sole discretion) that there shall not be in effect on the Preferred Stock Closing Date any Order or Law (including Specified Legislation) restraining, enjoining or otherwise prohibiting or making illegal the Preferred Stock Closing.

         (b) Issuer. The obligations of the Issuer hereunder to issue to Eco Telecom the Eco Telecom Preferred Stock at the Preferred Stock Closing are subject to the fulfillment, at or before the Preferred Stock Closing, of the condition precedent (all or any of which may be waived in whole or in part by the Issuer in writing in its sole discretion) that there shall not be in effect on the Preferred Stock Closing Date any Order or Law (including Specified Legislation) restraining, enjoining or otherwise prohibiting or making illegal the Preferred Stock Closing.


            ARTICLE XII - SURVIVAL OF REPRESENTATIONS AND WARRANTIES

12.01    Survival of Issuer Representations and Warranties

         Unless otherwise noted herein, (i) all representations and warranties of the Issuer contained in Article III of this Agreement will survive the First Closing and remain in effect until three (3) months from the publication date of the audited, consolidated financial statements for VIP's fiscal year ending December 31, 2002 and (ii) all representations and warranties of the Issuer contained in the Disclosure Letters will survive the Closing, at which such letters were delivered, and remain in effect until the eighteen (18) month anniversary of the relevant Closing, provided in each case that any such representation or warranty that would otherwise terminate will continue to survive if a written claim for indemnity shall been made under Article XIII on or prior to such termination date, until such claim has been satisfied or otherwise resolved.



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
12.02    Survival of Purchasers, Representations and Warranties

         Unless otherwise noted herein, all representations and warranties of each of the Purchasers contained in Article IV of this Agreement that are deemed to be given at any Closing will survive the Closings at which they are deemed to be given and remain in effect until the eighteen (18) month anniversary of the relevant Closing, provided that any such representation or warranty that would otherwise terminate will continue to survive if a written claim for indemnity shall been made under Article XIII on or prior to such termination date, until such claim has been satisfied or otherwise resolved.

                         ARTICLE XIII - INDEMNIFICATION

13.01    Indemnification

         Subject to Section 13.03, in the event the First Closing occurs:

         (a) The Issuer shall indemnify Eco Telecom in respect of, and hold Eco Telecom harmless from and against, any and all Losses suffered, incurred or sustained by Eco Telecom resulting from, arising out of or relating to any non-fulfillment of or failure to perform, following the First VIP-R Board Date, any covenant or agreement on the part of the Issuer contained in this Agreement (to the extent not waived in writing by Eco Telecom); provided that such non-fulfillment of or failure to perform any covenant or agreement on the part of the Issuer was not caused by (i) a breach by Eco Telecom of its obligations under any of the Principal Agreements (including, without limitation, its obligations under the VIP-R Shareholders Agreement to vote its shares of Common Stock as necessary to effect the performance by the Issuer of the obligations of the Issuer undertaken pursuant to this Agreement) or (ii) any willful misconduct, or bad faith action or failure to act by the CEO of the Issuer (appointed by the members of the Board nominated to the Board by Eco Telecom (or by VIP as instructed by Eco Telecom) pursuant to the VIP-R Shareholders Agreement) and/or any member of the senior management of the Issuer appointed by such CEO.

         (b) The Issuer shall indemnify Telenor in respect of, and hold Telenor harmless from and against, any and all Losses suffered, incurred or sustained by Telenor resulting from, arising out of or relating to (i) any non-fulfillment of or failure, following the First VIP-R Board Date, to perform any covenant or agreement on the part of the Issuer contained in this Agreement (to the extent not waived in writing by Telenor); provided that such non-fulfillment of or failure to perform any covenant or agreement on the part of the Issuer was not caused by a breach by Telenor of its obligations under any of the Principal Agreements (including, without limitation, its obligations under the VIP-R Shareholders Agreement to vote its shares of Common Stock as necessary to effect the performance by the Issuer of the obligations of the Issuer undertaken pursuant to this Agreement) and (ii) any misrepresentation or breach of warranty on the part of the Issuer contained in the Disclosure Letters delivered to Telenor in connection with the Second Closing and/or Third Closing in accordance with this Agreement.

         (c) The Issuer shall indemnify VIP in respect of, and hold VIP harmless from and against, any and all Losses suffered, incurred or sustained by VIP resulting from, arising out of or relating to (i) non-fulfillment of or failure, following the First VIP-R Board Date, to perform any covenant or agreement on the part of the Issuer contained in this Agreement (to the extent not waived in writing by VIP); provided that such non-fulfillment of or failure to perform any covenant or agreement on the part of the Issuer was not caused by a breach by VIP of its obligations under any of the Principal Agreements (including, without limitation, its obligations under the VIP-R Shareholders Agreement to vote its shares of Common Stock as necessary to effect the performance by the Issuer of the obligations of the Issuer undertaken pursuant to this Agreement) and (ii) any misrepresentation or breach of warranty on the part of the Issuer contained in the Disclosure Letters delivered to VIP in connection with the Second Closing and/or Third Closing in accordance with this Agreement.

         (d) Each Purchaser shall indemnify the Issuer in respect of, and hold the Issuer harmless from and against, any and all Losses suffered, incurred or sustained by the Issuer resulting from, arising out of or relating to any misrepresentation, breach of warranty or non-fulfillment of or failure to perform any covenant or agreement on the part of such Purchaser contained in this Agreement (to the extent not waived in writing by the Issuer).

         (e) In the event that any claim is asserted against any party hereto, or any party hereto is made a party defendant in any Action or Proceeding, and such claim, Action or Proceeding involves a matter which is the subject of a claim for indemnification under Section 13.01(a), (b), (c) or (d), then such party (an "INDEMNIFIED PARTY") shall (i) promptly give written notice pursuant to Section 15.01 to each Purchaser or the Issuer, as the case may be (the "INDEMNIFYING PARTY"), of such claim, Action or Proceeding, and (ii) not make any admission of liability, agreement or compromise with any Person in relation to such claim without the prior written consent of the Indemnifying Party; and such Indemnifying Party shall have the right to join in the defense of said claim, Action or Proceeding at such Indemnifying Party's own cost and expense and, if the Indemnifying Party agrees in writing to be bound by and to promptly pay the full amount of any final judgment from which no further appeal may be taken to the extent such judgment involves an indemnifiable claim under this Section 13.01 and subject to the limitations in Section 13.03, and if the Indemnified Party is reasonably assured of the Indemnifying Party's ability to satisfy such agreement, then, at the option of the Indemnifying Party, such Indemnifying Party may take over the defense of such claim, Action or Proceeding, except that, in such case, the Indemnified Party shall have the right to join in the defense of said claim, Action or Proceeding at its own cost and expense, and the Indemnifying Party shall not make any admission of liability, agreement or compromise with respect to such claim without the prior written consent of the Indemnified Party.

13.02    Determination of Losses

         The parties shall take into account the time value of money (using the Applicable Rate as the discount rate) in determining Losses for purposes of this
Article XIII.

13.03    Limitations on Liability

         Notwithstanding any other provision of this Agreement to the contrary:

         (a) the aggregate liability of the Issuer in respect of all claims of Eco Telecom shall be limited to the Total Issuer/Eco Telecom Indemnity Amount; provided, that the aggregate liability of the Issuer and VIP in respect of all claims of Eco Telecom under this Agreement and the VIP Primary Agreement may not exceed the Total Issuer/Eco Telecom Indemnification Amount.

         (b) the aggregate liability of Eco Telecom in respect of all claims of the Issuer, shall be limited to US$117 million;

         (c) the aggregate liability of the Issuer in respect of all claims of Telenor, and the aggregate liability of Telenor, in respect of all claims of the Issuer shall be limited to the Total Issuer/Telenor Indemnity Amount;

         (d) the aggregate liability of the Issuer in respect of all claims of VIP, and the aggregate liability of VIP, in respect of all claims of the Issuer shall be limited to the Total Issuer/VIP Indemnity Amount;

         (e) a party shall have no liability in respect of any claim unless such claim is made in good faith and unless written particulars of such claim (giving such details of the specific matter in respect of which such claim is made as are then in the possession the claimant party) shall have been given to such party pursuant to Section 15.01 within the survival period specified in
Article XII;

         (f)      no party shall have any liability in respect of any claim:

                  (i) to the extent that it arose or is increased as a result of an increase in rates of Tax on or after the date immediately prior to the First Closing Date or the passing of any legislation (or making of any subordinate legislation or any change in any published practice of any Tax authority) with retrospective effect;

                  (ii)     to the extent such claim:

                           (A)      relates to any matter provided for, or
included as a liability in (but only to the extent so provided for or included in), the Financial Statements; or

                           (B)      relates to any liability for Tax arising out
of the ordinary course of business of the Issuer after the First Closing Date;

         (g)      no party shall have any liability in respect of any claim:

                  (i)      if the amount of such claim does not exceed
US$250,000;

                  (ii) if, as of the date such claim is made, the aggregate amount of all claims made against such party under this Article XIII does not exceed US$2,000,000; or

                  (iii) to the extent that such claim relates to any Loss for which the claimant party actually recovers under the terms of any insurance policy;

         (h) no party shall be entitled to be paid more than once in respect of any claim arising out of the same subject matter (including, without limitation, with respect to the VIP Primary Agreement);

         (i) if any potential claim shall arise by reason of a liability of a party which is contingent only, then such party shall have no obligation to make any payment in respect of such claim until such time as the contingent liability ceases to be contingent and becomes actual;

         (j) without prejudice to the generality of Section 15.08(a), any liability of any Purchaser under Section 13.01 shall be several (and not joint); and

         (k) as used in this Article XIII, "claim" shall mean any claim under Section 13.01.

13.04    Other Indemnification Provisions

         The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable, or common law remedy any party may have for any misrepresentation made in connection with the transactions contemplated by this Agreement, or any breach of warranty or non-fulfillment of or failure to perform any covenant or agreement.

                           ARTICLE XIV - TERMINATION

14.01    Termination

         This Agreement shall take effect on the date hereof and shall terminate and the transactions contemplated hereby shall be abandoned:

         (a) at midnight (Moscow time) on the Final Date if the First Closing has not occurred by such time;

         (b) on the date on which a meeting of the shareholders of VIP is held at which a vote of such shareholders is conducted concerning the transactions contemplated by this Agreement and the other Principal Agreements and such shareholders fail to approve such transactions as are required to be approved by such shareholders; and

         (c) with respect to Telenor only if, at the time of the later of the Third Closing or the Additional Third Closing, if applicable, Telenor shall not have exercised the Second Closing Telenor Option or the Third Closing Telenor Option.

14.02    Effect of Termination

         (a) If this Agreement is validly terminated pursuant to Section 14.01(b), this Agreement will forthwith become null and void, and there will be no liability or obligation on


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
the part of the Issuer or the Purchasers (or any of their respective officers, directors, employees, agents or other representatives or Affiliates), except that the provisions contained in this Section 14.02 and Article XV will continue to apply following any such termination.

         (b) Notwithstanding any other provision in this Agreement to the contrary, upon termination of this Agreement pursuant to Section 14.01(a), the Issuer will remain liable to the Purchasers for any breach of this Agreement by the Issuer existing at the time of such termination, and each Purchaser, severally and not jointly, will remain liable to the Issuer and each of the other Purchasers for any breach of this Agreement by such Purchaser existing at the time of such termination, and the Issuer or the Purchasers may seek such remedies, including damages and fees of attorneys, against the other with respect to any such breach as are provided in this Agreement or as otherwise available at law or in equity.

                           ARTICLE XV - MISCELLANEOUS

15.01    Notices

         All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or sent by courier to the parties at the following addresses or facsimile numbers:


         If to Eco Telecom, to:

                  Eco Telecom Limited
                  Suite 2
                  4 Irish Place
                  Gibraltar
                  Attention: Franz Wolf

                  Facsimile No.: +350-41988

                  -and-

                  OOO Alfa-Eco
                  21 Novy Arbat
                  121019 Moscow
                  Russian Federation
                  Attention: Stanislav Shekshnya

                  Facsimile No.: +7095-202-8364
                  with a copy to:

                  Herbert Smith CIS Legal Services
                  24 Korobeinikov Pereulok
                  119034 Moscow
                  Russian Federation
                  Attention: Vladimir Afonkin

                  Facsimile No.: +7 095 363 6501


                  If to VIP, to:

                  Vimpel-Communications
                  10 Ulitsa 8-Marta
                  125083, Moscow
                  Russian Federation

                  Facsimile No.: +7095 755-3682
                  Attn: Georgy Silvestrov
                        General Counsel

                  with a copy to:

                  Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                  Ducat Place II
                  7 Ulitsa Gasheka
                  123056, Moscow
                  Russian Federation

                  Facsimile No. +7095-974-2412
                  Attn: Melissa J. Schwartz



         If to Telenor, to:

                  Telenor East Invest AS
                  Universitetsgaten 2
                  N-0130 Oslo
                  Norway

                  Facsimile No.: +47-22-77-99-09
                  Attn: Henrik Torgersen

                  with copies to:

                  Telenor Russia AS
                  33/7 Ulitsa Usacheva
                  Moscow
                  Russian Federation

                  Facsimile: +7095 937-9589
                  Attn: General Director

                  -and-

                  Advokatene i Telenor
                  Universitetsgaten 2
                  N-0130 Oslo
                  Norway

                  Facsimile No.: +47-22-11-44-61
                  Attn: Bjorn Hogstad

                  -and-

                  Coudert Brothers
                  Ducat Place II
                  7 Ulitsa Gasheka
                  123056, Moscow
                  Russian Federation

                  Facsimile: +7095 258-5455
                  Attn: Peter S. O'Driscoll

                  If to the Issuer, to:

                  VimpelCom-Region
                  10 Ulitsa 8-Marta
                  125683, Moscow
                  Russian Federation

                  Facsimile No.: +7095 755-3682
                  Attn: Vladimir Golosov, General Counsel

                  with a copy to:

                  Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                  Ducat Place II
                  7 Ulitsa Gasheka
                  123056, Moscow
                  Russian Federation

                  Facsimile No. +7095-974-2412
                  Attn: Melissa J. Schwartz

                  -and-

                  Herbert Smith CIS Legal Services
                  24 Korobeinikov Pereulok
                  119034 Moscow
                  Russian Federation
                  Attention:  Vladimir Afonkin

                  Facsimile No.: +7 095 363 6501

         All such notices, requests and other communications will (a) if delivered personally against receipt to the address as provided in this Section 15.01, be deemed given upon delivery, (b) if delivered by facsimile transmission to the facsimile number as provided in this Section 15.01, be deemed given upon receipt, and (c) if delivered by courier in the manner described above to the address as provided in this Section 15.01, be deemed given upon confirmed receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section 15.01). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving written notice specifying such change to the other parties hereto.

15.02    Entire Agreement

         This Agreement and the other Principal Agreements supersede all prior discussions and agreements between the parties with respect to the subject matter hereof and thereof, and contain the sole and entire agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof.

15.03    Expenses

         Except as otherwise expressly provided in this Agreement (including, without limitation, as provided in Section 14.02), whether or not the transactions contemplated hereby are consummated, each of the parties will pay its own costs and expenses, including, without limitation, legal fees, incurred in connection with the negotiation, execution and closing of this Agreement and the other Principal Agreements and the transactions contemplated hereby and thereby; provided that the Issuer shall pay, without limitation, all costs associated with the registration of the Purchasers' Shares and the Eco Telecom Preferred Stock as required by all applicable Laws and Russian Federation securities regulations, including the costs associated with preparing a prospectus, if any, and each Purchaser shall pay the fee charged by the NRC to register its ownership of its Purchasers' Shares and the Eco Telecom Preferred Stock. In the event that any party hereto is required to pay any documentary, transfer, stamp or other similar Tax (including any Tax on surplus capital) with respect to any purchase and sale of Preferred Stock effected in connection with Sections 2.08, 2.09 and 2.10 hereof, the parties to the relevant


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transaction will use all commercially reasonable efforts to structure such transaction in a manner which minimizes any such Taxes which may become payable in connection therewith.

15.04    Public Announcements

         At all times at or before any Closing, neither the Issuer nor the Purchasers will issue or make any reports, statements or releases to the public or, generally, to the employees, customers, suppliers or other Persons to whom the Issuer sells goods or provides services or with whom the Issuer otherwise has significant business relationships with respect to this Agreement or the transactions contemplated hereby without the consent of the other parties hereto, which consent shall not be unreasonably withheld. If any party is unable to obtain the approval of its public report, statement or release from the other parties and such report, statement or release is, on the advice of legal counsel to such party, required by Law or rule of any stock exchange in order to discharge such party's disclosure obligations, then such party may make or issue the legally required report, statement or release and promptly furnish the other parties with a copy thereof. The Issuer and the Purchasers will also obtain each other parties' prior approval of any press release to be issued immediately following the respective Closings announcing the consummation of the transactions contemplated by this Agreement.

15.05    Confidentiality

         Each party hereto will hold, and will use its best efforts to cause its Affiliates, and their respective Representatives to hold, in strict confidence from any Person (other than any such Affiliate or Representative), unless (a) compelled to disclose by judicial or administrative process (including, without limitation, in connection with obtaining the necessary approvals of this Agreement and the transactions contemplated hereby of Governmental or Regulatory Authorities or as required to be disclosed under the Securities Act, the Exchange Act or applicable stock exchange rules) or by other requirements of Law, (b) disclosed in an Action or Proceeding brought by a party hereto in pursuit of its rights or in the exercise of its remedies hereunder or (c) on the advice of legal counsel to such party, required by Law or rule of any stock exchange in order to discharge such party's disclosure obligations, all documents and information concerning any other party hereto or any of its Affiliates furnished to it by such other party or such other party's Representatives in connection with this Agreement or the transactions contemplated hereby, (including any due diligence review undertaken by VIP or Telenor pursuant to Sections 2.04(c) and 2.05(d) of this Agreement) except to the extent that such documents or information can be shown to have been (i) previously known by the party receiving such documents or information, (ii) in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no fault of such receiving party or (iii) later acquired by the receiving party from another source if the receiving party is not aware that such source is under an obligation to another party hereto to keep such documents and information confidential. In the event the transactions contemplated hereby are not consummated, upon the request of the party which provided such information or documents, each receiving party hereto will, and will cause its Affiliates and their respective Representatives to, promptly redeliver or cause to be redelivered all copies of documents and information furnished by the other parties in connection with this Agreement or the transactions contemplated hereby and destroy or cause to be destroyed all notes, memoranda, summaries,


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analyses, compilations and other writings related thereto or based thereon prepared by the party furnished such documents and information or its Representatives.

15.06    Waiver; Enforcement of Rights

         Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.

15.07    Amendment

         This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

15.08    Obligations of Purchasers Several; No Third Party Beneficiary

         (a) The obligations of each Purchaser hereunder shall be several (and not joint). A Purchaser shall not be responsible for the failure of any other Purchaser to perform any obligation required to be performed by it hereunder or under any other Principal Agreement. The obligations of the Issuer at any time hereunder to each Purchaser shall be a separate and independent obligations. Each Purchaser shall be entitled to protect and enforce its rights arising out of this Agreement and the other Principal Agreements as it shall see fit, and it shall not be necessary for any other Purchaser to consent to, or be joined as an additional party in, any proceedings for such purposes.

         (b) The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third party beneficiary rights upon any other Person.

15.09    No Assignment; Binding Effect

         Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other parties hereto and any attempt to do so will be void. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and permitted assigns.

15.10    Headings

         The headings contained in this Agreement are for convenience of reference only, and do not form a part hereof and in no way interpret or construe the provisions hereof.



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15.11    Arbitration; Consent to Jurisdiction; Service of Process;
         Waiver of Sovereign Immunity

         (a) Any and all disputes and controversies arising under, relating to or in connection with this Agreement shall be settled by arbitration by a panel of three (3) arbitrators under the United Nations Commission on International Trade Law (UNCITRAL) Arbitration Rules then in force (the "UNCITRAL RULES") in accordance with the following terms and conditions:

                  (i) In the event of any conflict between the UNCITRAL Rules and the provisions of this Agreement, the provisions of this Agreement shall prevail.

                  (ii) The place of the arbitration shall be Geneva, Switzerland.

                  (iii) Where there is only one claimant party and one respondent party, each shall appoint one arbitrator in accordance with the UNCITRAL Rules, and the two arbitrators so appointed shall appoint the third (and presiding) arbitrator in accordance with the UNCITRAL Rules within thirty
(30) days from the appointment of the second arbitrator. In the event of an inability to agree on a third arbitrator, the appointing authority shall be the International Court of Arbitration of the International Chamber of Commerce, acting in accordance with such rules as it may adopt for this purpose. Where there is more than one claimant party, or more than one respondent party, all claimants and/or all respondents shall attempt to agree on their respective appointment(s). In the event that all claimants and all respondents cannot agree upon their respective appointment(s) within thirty (30) Business Days of the date of the notice of arbitration, all appointments shall be made by the International Court of Arbitration of the International Chamber of Commerce.

                  (iv) The English language shall be used as the written and spoken language for the arbitration and all matters connected to the arbitration.

                  (v) The arbitrators shall have the power to grant any remedy or relief that they deem just and equitable and that is in accordance with the terms of this Agreement, including specific performance, and including, but not limited to, injunctive relief, whether interim or final, and any such relief and any interim, provisional or conservatory measure ordered by the arbitrators may be specifically enforced by any court of competent jurisdiction. Each party hereto retains the right to seek interim, provisional or conservatory measures from judicial authorities and any such request shall not be deemed incompatible with the agreement to arbitrate or a waiver of the right to arbitrate.

                  (vi) The award of the arbitrators shall be final and binding on the parties to this Agreement.

                  (vii) The award of the arbitrators may be enforced by any court of competent jurisdiction and may be executed against the person and assets of the losing party in any competent jurisdiction.

         (b) Except for arbitration proceedings pursuant to Section 15.11(a), no action, lawsuit


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or other proceeding (other than the enforcement of an arbitration decision, an action to compel arbitration or an application for interim, provisional or conservatory measures in connection with the arbitration) shall be brought by or between the parties to this Agreement in connection with any matter arising out of or in connection with this Agreement.

         (c) Each party hereto irrevocably appoints CT Corporation System, located on the date hereof at 111 Eighth Avenue, 13th Floor, New York, New York 10011, USA, as its true and lawful agent and attorney to accept and acknowledge service of any and all process against it in any judicial action, suit or proceeding permitted by Section 15.11(b), with the same effect as if such party were a resident of the State of New York and had been lawfully served with such process in such jurisdiction, and waives all claims of error by reason of such service, provided that the party effecting such service shall also deliver a copy thereof on the date of such service to the other parties by facsimile as specified in Section 15.01. Each party to this Agreement will enter into such agreements with such agent as may be necessary to constitute and continue the appointment of such agent hereunder. In the event that any such agent and attorney resigns or otherwise becomes incapable of acting, the affected party will appoint a successor agent and attorney in New York reasonably satisfactory to each other party, with like powers. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York City, in connection with any such action, suit or proceeding, and agrees that any such action, suit or proceeding may be brought in such court, provided, however, that such consent to jurisdiction is solely for the purpose referred to in this Section 15.11 and shall not be deemed to be a general submission to the jurisdiction of said courts of or in the State of New York other than for such purpose. Each party hereby irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such action, suit or proceeding brought in such a court and any claim that any such action, suit or proceeding brought in such a court has been brought in an inconvenient forum. Nothing herein shall affect the right of any party to serve process in any other manner permitted by Law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction in a manner not inconsistent with Section 15.11(b).

         (d) Each of the Purchasers and the Issuer hereby represents and acknowledges that it is acting solely in its commercial capacity in executing and delivering this Agreement and each of the other Principal Agreements to which it is a party and in performing its obligations hereunder and thereunder, and each of the Purchasers and the Issuer hereby irrevocably waives with respect to all disputes, claims, controversies and all other matters of any nature whatsoever that may arise under or in connection with this Agreement or any of the other Principal Agreements and any other document or instrument contemplated hereby or thereby, all immunity it may otherwise have as a sovereign, quasi-sovereign or state-owned entity (or similar entity) from any and all proceedings (whether legal, equitable, arbitral, administrative or otherwise), attachment of assets, and enforceability of judicial or arbitral awards.

15.12    Invalid Provisions

         If any provision in this Agreement or any other document executed in connection herewith is or shall become invalid, illegal or unenforceable in any jurisdiction, the invalidity,


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illegality or unenforceability of such provision in such jurisdiction shall not affect or impair the validity, legality or enforceability of (i) any other provision of this Agreement or any such other document in such jurisdiction or
(ii) such provision or any other provision of this Agreement or any such other document in any other jurisdiction.

15.13    Governing Law

         This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, United States of America, without giving effect to the conflicts of Laws principles thereof which would result in the application of the Laws of another jurisdiction.

15.14    Counterparts

         This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which constitute one and the same instrument.






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         IN WITNESS WHEREOF, this Primary Agreement has been duly executed and delivered by each party hereto as of the day and year first above written.


                                         THE PURCHASERS

                                         ECO TELECOM LIMITED


                                         By  /s/ Serge Barychkov
                                             --------------------------------
                                             Name: Serge Barychkov
                                             Title: Attorney-in-Fact


                                         OPEN JOINT-STOCK COMPANY
                                         "VIMPEL-COMMUNICATIONS"


                                         By  /s/ Dmitri Borisovich Zimin
                                             --------------------------------
                                             Name: Dmitri Borisovich Zimin
                                             Title: President


                                         By  /s/ Vladimir Bychenkov
                                             --------------------------------
                                             Name: Vladimir Bychenkov
                                             Title: Chief Accountant


                                         TELENOR EAST INVEST AS


                                         By  /s/ Tron Ostby
                                             --------------------------------
                                             Name: Tron Ostby
                                             Title: Attorney-in-Fact






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                                         THE ISSUER

                                         CLOSED JOINT-STOCK COMPANY
                                         "VIMPELCOM-REGION"


                                         By  /s/ Maurice Worsfold
                                             --------------------------------
                                             Name: Maurice Worsfold
                                             Title: Attorney-in-Fact


                                         By  /s/ Galina Nesterova
                                             --------------------------------
                                             Name: Galina Nesterova
                                             Title: Chief Accountant









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